As filed with the Securities and Exchange Commission on February 11, 1997


                                                       Registration No. 33-98018
================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              ---------------------
                               AMENDMENT NO. 3 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------


                    CONSOLIDATED HEALTH CARE ASSOCIATES, INC.
                 (Name of small business issuer in its charter)

        NEVADA                         8049                    91-1256470
 -------------------    ----------------------------  --------------------------
   (State or other      (Primary standard industrial        (I.R.S. employer
    jurisdiction of     classification code number)      identification number
   incorporation or
    organization)

                                 38 POND STREET
                          FRANKLIN, MASSACHUSETTS 02038
                                 (508) 520-2422
                   (Address and telephone number of principal
               executive offices and principal place of business)

                                ROBERT M. WHITTY,
                                    PRESIDENT
                               CONSOLIDATED HEALTH
                              CARE ASSOCIATES, INC.
                                 38 POND STREET
                          FRANKLIN, MASSACHUSETTS 02038
                                 (508) 520-2422
                          (Name, address and telephone
                          number of agent for service)
                              ---------------------

                                   COPIES TO:

                              ARTHUR D. EMIL, ESQ.
                        KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: (212) 715-9100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                              ---------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE

SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                         CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                                                    PROPOSED
                                                        PROPOSED                     MAXIMUM
   TITLE OF SHARES          AMOUNT TO BE            MAXIMUM OFFERING                AGGREGATE                 AMOUNT OF
  TO BE REGISTERED         REGISTERED/1/ /3/        PRICE PER SHARE/2/             OFFERING PRICE/2/        REGISTRATION/4/
Common Stock            6,047,017 shares                 $0.31                     $2,297,866                   $696
($.012 Par Value


==========================================================================================================================

/1/ All of shares of Common Stock being registered hereby are for the account of selling stockholders. No other shares of the Company's Common Stock are being registered pursuant to this offering.


/2/ Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) of the Securities Act of 1933, as amended (the "Act").


/3/ Pursuant to Rule 416 of the Act there are also being registered hereunder such additional shares as may be issued to the selling stockholders because of future stock dividends, stock distributions, stock splits or similar capital readjustments or, in the case of the holders of warrants, the operation of the anti-dilution provisions thereof.

/4/  $799 previously paid.

                    CONSOLIDATED HEALTH CARE ASSOCIATES, INC.

                                    FORM SB-2

                           --------------------------

                              CROSS-REFERENCE SHEET

Showing the location in the Prospectus of the information required by Part I of Form SB-2.

ITEM NUMBER AND CAPTION                                     HEADING IN PROSPECTUS
-----------------------                                     ---------------------

1.       Front of Registration Statement and                Outside Front Cover Page of Prospectus
         Outside Front Cover Page of Prospectus


2.       Inside Front and Outside Back Coverage             Inside Front and Outside Back Cover Pages of
         Pages of Prospectus                                Prospectus


3.       Summary Information and Risk Factors               Prospectus Summary, Risk Factors


4.       Use of Proceeds                                    Prospectus Summary, Use of Proceeds


5.       Determination of Offering Price                    Not applicable


6.       Dilution                                           Not applicable


7.       Selling Security Holders                           Selling Stockholders


8.       Plan of Distribution                               Front Cover Page of Prospectus; Plan of
                                                            Distribution


9.       Legal Proceeding                                   Business - Legal Proceedings


10.      Directors, Executive Officers,                     Management
         Promoters and Control Persons


11.      Security Ownership of Certain
         Beneficial and Management                          Principal Stockholders


12.      Description of Securities                          Description of Securities


13.      Interest of Named Expert and Counsel               Legal Matters


14.      Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities                                        Not applicable


15.      Organization within Last Five Years                Certain Relationships and Related Transactions


16.      Description of Business                            Business


17.      Management's Discussion and Analysis               Management's Discussion and Analysis of
                                                            Financial Condition and Results of Operations


18.      Description of Property                            Business


                                      - 3 -



ITEM NUMBER AND CAPTION                                     HEADING IN PROSPECTUS
-----------------------                                     ---------------------

19.      Certain Relationships and Related
         Transactions                                       Certain Transactions


20.      Market for Common Equity and Related
         Stockholder Matters                                Price Range of Common Stock


21.      Executive Compensation                             Management


22.      Financial Statements                               Financial Statements


23.      Changes in and Disagreements with                  Management Discussion and Analysis of
         Accountants and Financial Disclosure               Financial Condition and Results of Operations

                                   PROSPECTUS


                        6,047,017 SHARES OF COMMON STOCK


                    CONSOLIDATED HEALTH CARE ASSOCIATES, INC.


         This Prospectus covers 6,047,017 shares of common stock, $0.012 par value (the "Common Stock"), of Consolidated Health Care Associates, Inc. (the "Company"), with respect to the sale by certain selling stockholders of an aggregate of up to 533,333 shares of Common Stock upon the exercise of warrants and options acquired by certain of the selling stockholders from the Company in private transactions (such warrants and other options being referred to as the "Rights"), up to an aggregate of 5,217,164 shares of Common Stock acquired by certain of the selling stockholders from the Company or from a stockholder of the Company in private transactions and up to 296,520 shares of Common Stock issuable upon the conversion of a promissory note (the "Convertible Note") acquired by a selling stockholder from the Company in a private transaction. Unless the context otherwise requires, all of the foregoing persons shall be referred to collectively as the "Selling Stockholders."

         The Common Stock may be offered from time to time by the Selling Stockholders through ordinary brokerage transactions in the over-the-counter markets, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. The Company will pay for the expenses of this offering which are estimated at $60,000. See "Selling Stockholders and Plan of Distribution."

         The Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq Small-Cap Market under the symbol "CHCA." On February 7, 1997, the closing bid price of the Common Stock as reported by Nasdaq was $.31. See "Risk Factors", and "Price Range of Common Stock."



THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

                             ----------------------


             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
            SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
            COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
        THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 THE DATE OF THIS PROSPECTUS IS FEBRUARY __, 1997

                              AVAILABLE INFORMATION


         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. The Commission maintains a site on the World Wide Web, and the reports, proxy statements and other information filed by the Company with the Commission may be accessed electronically on the Web at http://www.sec.gov. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by reference to the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated, the information in this Prospectus does not give effect to the issuance of shares of Common Stock issuable upon exercise of outstanding options and warrants, including the Rights or the conversion of any convertible promissory notes.

                                   THE COMPANY


         Consolidated Health Care Associates, Inc., a Nevada corporation (hereinafter referred to as the "Company"), provides outpatient rehabilitation services through a network of outpatient clinics, principally in the Northeast and Mid-Atlantic regions, including five in Massachusetts, four in Pennsylvania, three in Delaware and one in Florida. The Company also provides managed rehabilitation services, principally through contract staffing in Massachusetts, Pennsylvania, Florida, Delaware and New York. The Company has entered into a letter of intent to sell three of its Pennsylvania clinics. See "Current Developments."


         The Company was organized in June 1984 as Consolidated Imaging Corporation. In June 1992, the name of the Company was changed to Consolidated Health Care Associates, Inc. Its executive offices are located at 38 Pond Street, Franklin, Massachusetts 02038 and its telephone number is (508) 520-2422. References to the "Company" include Consolidated Health Care Associates, Inc., its subsidiaries and predecessor, unless the context otherwise requires.

                                  THE OFFERING

Securities offered.............................    6,047,017 shares

Common Stock outstanding prior to the
  offering.....................................   15,573,500 shares

Common Stock to be outstanding after the
  offering/1/..................................   16,403,353 shares


Use of Proceeds................................   Any proceeds  received by the Company from time to time upon exercise of the Rights will be used for working  capital and general corporate purposes. The Company will not receive any proceeds  from any  sales  of  Common  Stock by the  Selling
                                                  Stockholders.

Risk Factors..................................    The securities  offered hereby involve a high  degree of  risk.
                                                  See "Risk Factors." No assurance  can be given that any of the
                                                  Rights  will  be exercised or that the Company will receive any proceeds from the sale of any securities

Nasdaq Symbols................................    Common Stock - CHCA

-----------------


/1/ Assumes exercise of all of the Rights and conversion of the Convertible Note but no other outstanding options, warrants or convertible promissory notes.

                                  RISK FACTORS

         The securities offered hereby involve a high degree of risk, including, but not necessarily limited to, the risk factors described below. Prospective investors, prior to making an investment in the Company should carefully consider the risks and speculative factors inherent in and affecting the business of the Company and this offering, including the following:


         1. History of Substantial Losses; Accumulated Deficit; Future Operating Results. The Company has incurred net losses of $458,272, and $4,582,000 and $608,855 for the nine months ended September 30, 1996 and the years ended December 31, 1994 and December 31, 1995, respectively, and had an accumulated deficit of $7,957,366 at September 30, 1996. Unfavorable general economic conditions, including current and future downturns in the economy, could have an adverse effect on the frequency of visits by patients to the Company's facilities. In addition, changes in the manner of reimbursement by third party insurance providers and other health care payers could also reduce the frequency of patients visits, resulting in declining revenue and continued losses. See the Company's Financial Statements included elsewhere in this Prospectus.


         2. Limited Available Capital; Significant Capital Requirements; Need for Additional Financing. The Company's capital requirements have been and will continue to be significant. The Company has been substantially dependent upon private placements of its debt and equity securities, on loans from its principal stockholder, and from time to time, on short-term loans from its officers, directors and other stockholders to fund requirements. See "Certain Transactions." The Company has no current arrangements with respect to sources of additional financing and there can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company. The Company's independent auditors have included an explanatory paragraph in their report dated April 5, 1996 on the Company's Financial Statements stating that the financial statements have been prepared on the assumption that the Company will continue as a going concern and that financing uncertainties raise substantial doubt about the Company's ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and notes thereto.


         3. Factoring Arrangements. The Company does not have a commercial bank credit facility and depends significantly upon factoring arrangements to fund its operations. Under these arrangements, the Company sells and assigns to a factor certain of its accounts receivable for a purchase price, payable upon collection, of the gross amount of the receivables, less certain allowances and less a factoring commission. Pending collection, the factor makes advances to the Company of up to 85% of the purchase price of qualifying receivables, and the Company pays interest on such advances. Advances are in the sole discretion of the factor, and the factor may cease making advances for any reason, including if it deems itself insecure. The Company presently has two factoring arrangements. One of these arrangements, under which there were advances of approximately $494,000 at September 30, 1996, expired in December 1996 but continues in effect as explained below. The other factoring arrangement under which there were advances of approximately $688,000, expires in June 1997. Both factoring arrangements are deemed renewed from year to year after their expiration unless the factor elects to, at any time with thirty (30) days prior written notice to the Company, terminate the arrangements. The Company has not received any such termination notice and expects that these arrangements will remain in force, although there can be no assurances given to this effect. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Liquidity and Capital Resources." If the Company's factors were to cease or substantially limit their making of advances or if the Company's factoring arrangements were to expire or terminate without renewal or replacement, the Company's ability to fund its operations would be in jeopardy.

         4. Competition. The physical therapy and health care personnel industries are highly competitive and consists of many competitors, some of which have substantially greater financial and other resources than the Company. These competitors include HealthSouth and Rehability, Inc. In its contract staffing business, the Company faces competition from a variety of national providers of healthcare personnel that have substantially greater financial and other resources than the Company. In addition, many smaller facilities that compete with the Company in a variety of markets have greater resources than individual competing facilities owned by the Company. See "Business -- Competition."

         5. Dependence Upon Qualified Therapists. The Company's business depends on its ability to continue to recruit and retain a sufficient number of qualified licensed therapists. Although the Company believes it has an effective recruitment process, there is no assurance the Company will be able to secure arrangements with sufficient numbers of qualified board certified therapists or retain the services of such therapists. The Company recruits its personnel from a variety of employment agencies and services, including certain services that recruit therapists from abroad. If the Company experiences delays or shortages in obtaining access to qualified therapists, the Company would be unable to provide services in both aspects of its business, resulting in reduced revenues.

         6. Exposure to Professional Liabilities. The Company may become involved in malpractice claims with the attendant risk of damage awards. Although the Company presently maintains malpractice insurance in the aggregate amount of $3,000,000 and $1,000,000 on a per claim basis, there can be no assurance that a future claim or claims will not exceed the limits of available insurance coverage or that such coverage will continue to be available at commercially reasonable rates, if at all. In the event of a successful claim against the Company that is uninsured in whole or in part, the Company's business and financial condition could be materially adversely affected.

         7. Government Regulation. The health care industry is subject to numerous federal, state and local regulations. If the Company were found to fail to comply with any of the regulations to which it is subject, it may be subject to penalties, fines or may be required to halt certain aspects of its business. Although many states prohibit commercial enterprises from engaging in the corporate practice of medicine, the states in which the Company currently operates do not prohibit the Company from providing physical therapy services. There is a risk that the corporate practice of medicine could be interpreted in those states to include the practice of physical therapy also, or that the corporation's practice of physical therapy itself could be specifically prohibited in some states. In the event that the Company is found to be engaged in a prohibited practice in any state, the Company would be required to restructure its operations so as to be in compliance with applicable law. In addition, the Company could be subject to fines and penalties. In addition, if the Company were to seek to expand its operations to other states in which physical therapy services could not be provided by a corporation, it would be required to seek other arrangements in such states, which could reduce profitability.


         Certain states in which the Company operates have laws that require facilities that employ health professionals and provide health related services to be licensed. The Company believes that the operations of its business, as presently conducted, do not and will not require certificates of need or other approvals and licenses. There can be no assurance, however, that existing laws or regulations will not be interpreted or modified to require the Company to obtain such approval or licenses and, if so, that such approvals or licenses could be obtained.

         Twelve of the Company's clinics are certified Medicare providers. In order to receive Medicare reimbursement, a clinic must meet the applicable conditions or participation set forth by the Department of Health and Human Services relating to the type of facility, its equipment, recordkeeping, personnel and standards of medical care as well as compliance with all state and local laws. Clinics are subject to periodic inspections to determine compliance.

         The Social Security Act imposes criminal sanctions and or penalties upon persons who pay or receive any "remuneration" in connection with the referral of Medicare or Medicaid patients. The "anti-kickback" laws prohibit providers and others from offering or paying (or soliciting or receiving), directly or indirectly, any remuneration to induce or in return for making a referral for, or ordering or recommending (or arranging for ordering or recommending) a Medicare-covered service. Each violation of these rules may be punished by a fine (of up to $250,000 for individuals and $500,000 for corporations, or twice the pecuniary gain to the defendant or loss to another from the illegal conduct) or imprisonment for up to five years, or both. In addition, a provider may be excluded from participation in Medicaid or Medicare for violation of these prohibitions through an administrative proceeding, without the need for any criminal proceeding. Many states have similar laws, which apply whether or not Medicare or Medicaid patients are involved.


         Because the anti-kickback laws have been broadly interpreted to apply where even one purpose (as opposed to a sole or primary purpose) of a payment is to induce referrals, they limit the relationships which the Company may have with referral sources, including any ownership relationships. The anti-kickback laws may also apply to the structure of acquisitions by the Company of physician-owned physical therapy clinics, to the extent that any portion of the purchase price or terms of payment are deemed to be an inducement to the physician to make referrals to the clinic which, under an interpretive letter of the Office of Chief Counsel of the Department of Health and Human Services Inspector General, could include payments for goodwill. Management considers these anti-kickback laws in planning its clinic acquisitions, marketing and other activities, and believes its operations are in compliance with applicable law, but no assurance can be given regarding compliance in any particular factual situation, as there is no procedure for obtaining advisory opinions from government officials.


         In addition, another federal law, known as the "Stark law" was expanded in 1993 to prohibit referrals of Medicare or Medicaid patients for physical therapy services by physicians who have a financial relationship with the provider furnishing the services. With certain specified exceptions, the referral prohibition will apply to any physician who has (or whose immediate family member has) a direct or indirect ownership or investment interest in, or compensation relationship with, a provider of physical therapy services such as the Company's clinics. This law also prohibits billing for services rendered pursuant to a prohibited referral. Penalties for violation include denial of payment for the services, significant civil monetary penalties, and exclusion from Medicare and Medicaid. Several states have enacted laws similar to the Stark law,but which cover all patients as well. The Stark law covers any financial relationship between the Company and referring physicians, including any financial transaction resulting from a clinic acquisition. As with the anti-kickback law, management will consider the Stark law in planning its clinic acquisitions, marketing and other activities, and expects that its operations will be in compliance with applicable law. However, as noted above, no assurance can be given regarding compliance in any particular factual situation, as there is no procedure for obtaining advisory opinions from government officials.


         8. Dependence on Third Party Payors. Approximately 80% of the Company's revenues are derived from managed care health plans, such as health maintenance organizations or preferred provider groups and, to a lesser extent, from private payor and government reimbursement programs. See "Business -- Sources of Revenue/Reimbursement." Substantial healthcare reforms have been proposed, including the implementation of a government-directed national healthcare system and stringent healthcare cost- containment measures. The implementation, extent, particulars and timing of these reforms cannot be predicted. Adoption of certain of the proposals could adversely effect the Company's business and prospects. (The balance of the Company's revenue is generated through the Company's Contract Service Division.) See "Business -- Sources of Revenue/Reimbursement."

         9. Limited Trading Market; Volatility of Common Stock Price. Although the Common Stock is currently traded in the Nasdaq Small Cap market, there can be no assurance that a trading market for the Company's shares will continue to exist in the future. In addition, the market price of the Company's Common Stock has been, and may in the future be, highly volatile. Factors such as a change in the services or products provided by the Company or its competitors, as well as changes in the health care industry, could have a significant impact on the market price of the Company's Common Stock. Further, in recent years, the securities markets have experienced a high level of price and volume volatility and the market prices of securities for many companies, particularly emerging companies, have experienced wide fluctuations which have not necessarily been related to the operating performance of such companies.

         10. Control by Principal Stockholders. Renaissance Capital Partners II, Ltd. ("Renaissance") owns, beneficially, an aggregate of approximately 47% of the issued and outstanding shares of Common Stock, including shares of common stock issuable upon conversion of Series A Preferred Stock and Series B Preferred Stock. Accordingly, Renaissance, together with a small minority of other stockholders, could be in a position to control the outcome of matters requiring a vote of stockholders including the election of the members to the Board of Directors of the Company. See "Principal Stockholders."

         11. Possible Delisting of Securities from Nasdaq: Risks Relating to Low-Priced Stocks. The Common Stock is listed on the Nasdaq Small Cap Market. In order to meet Nasdaq's listing requirements, however, the Company must maintain $2,000,000 in total assets, a $200,000 market value of the public float and
$1,000,000 in total capital and surplus. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share, except that if the Company falls below such minimum bid price, it will remain eligible for continued inclusion in Nasdaq if the market value of the public float is at least $1,000,000 and the Company has $2,000,000 in capital and surplus. The failure to meet these maintenance criteria in the future may result in the delisting of the Company's securities from Nasdaq, and trading, if any, in the Company's securities would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities. Although the bid price for the Company's Common Stock has fallen below $1.00, because its capital and surplus at September 30, 1996 was $2,077,111, the Company was in compliance as of September 30, 1996. However there are proposed changes to the Nasdaq listing criteria which in certain respects would impose stricter criteria for continued listing. Also, future losses may cause the Company to fall out of compliance with the NASDAQ listing requirements and subject the Company to delisting.

         If the Common Stock were to become delisted from trading on Nasdaq and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Exchange Act, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exemptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of purchasers in this offering to sell their Common Stock in the secondary market.


         12. No Dividends. The Company has paid no cash dividends on its Common Stock to date. Payment of dividends on the Common Stock is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. Moreover, the shares of Series A Preferred Stock and Series B Preferred Stock are prior in right to the shares of Common Stock as to dividends. The Company does not intend to declare any dividends on its Common Stock in the foreseeable future. See "Description of Securities."

         13. Authorization of Preferred Stock. The Company's Articles of Incorporation authorize the issuance of "blank check" preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. The Company has designated 1,727,305 shares as Series A Preferred Stock and Series B Preferred Stock (together "Preferred Stock") and, as of the date of this Prospectus, there were 1,727,305 shares of Preferred Stock outstanding. See "Description of Securities -- Preferred Stock." The Preferred Stock has a liquidation preference of $1.00 per share plus accrued and unpaid dividends. Each share of Series A Preferred Stock is currently convertible, at the option of the holder, into 1.75 shares of Common Stock. Each share of Series B Preferred Stock is currently convertible, at the option of the holder, into four shares of Common Stock. These conversion rates are subject to further adjustment in favor of the holders of the Preferred Stock. The Board of Directors is empowered, without stockholder approval, to authorize the issuance of additional shares of preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. Such preferred stock could be utilized, under certain circumstances, to discourage, delay or prevent a change in control of the Company. Although the Company has no present intention to issue any additional shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities."

         14. Shares Eligible for Future Sale; Registration Rights. Approximately 11,023,000 of the approximately 15,573,000 shares of Common Stock outstanding as of the date of this Prospectus are "restricted securities," as that term is defined under Rule 144 promulgated under the Act. As of the date of this Prospectus, approximately 5,600,000 of such shares are eligible for sale under Rule 144. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market likely would have a material adverse effect on prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

         15. Significant Outstanding Options, Warrants and Convertible Securities. As of the date of this Prospectus, there are outstanding (vested and unvested) stock options and warrants to purchase an aggregate of approximately 2,475,000 shares of Common Stock at exercise prices ranging from $0.24 to $2.08 per share. In addition, there are outstanding shares of Preferred Stock convertible into an aggregate of approximately 4,153,000 shares of Common Stock and promissory notes convertible into an aggregate of approximately 1,382,000 shares of Common Stock. To the extent that outstanding options or warrants are exercised or convertible securities are converted, dilution to the Company's stockholders will occur. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected since the holders of outstanding options, warrants and convertible securities can be expected to exercise or convert them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than the exercise or conversion terms provided by such outstanding securities.



                                 USE OF PROCEEDS


         The Company is not offering any securities pursuant to this prospectus and will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. Upon exercise of the Rights, the Company could realize up to approximately $527,000 in net proceeds after deducting expenses of this offering. The net proceeds of such issuances, may be used by the Company for, among other things, working capital and general corporate purposes. No assurance can be given that any Rights will be exercised. The Company has agreed to pay the expenses incurred in connection with this offering, estimated to be approximately $60,000.

                                 DIVIDEND POLICY

         To date, the Company has not paid any cash dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend on the Company's earnings, its capital requirements and financial condition and other relevant factors. The Company does not intend to declare any dividends in the foreseeable future.


                           PRICE RANGE OF COMMON STOCK


         The Company's Common Stock is traded on the Nasdaq Small-Cap Market under the symbol CHCA. The following table sets forth the high and low bid prices for the Common Stock, as reported by the National Association of Securities Dealers, Inc. for the period indicated. These prices, represent quotations between dealers (not actual transactions) and do not include retail markups, markdowns or commissions.




          1994                           HIGH                    LOW
          ------------------------------------------------------------
          First Quarter                $1.1875                 $0.7500
          Second Quarter                1.0000                  0.4375
          Third Quarter                 0.7500                  0.4062
          Fourth Quarter                1.5000                  0.6562


          1995                           HIGH                  LOW
          ------------------------------------------------------------
          First Quarter                $1.0625                 $0.6250
          Second Quarter                0.8125                  0.5000
          Third Quarter                 0.5625                  0.3750
          Fourth Quarter                0.3750                  0.1875



          1996                           HIGH                  LOW
          ------------------------------------------------------------
          First Quarter                $0.5625                 $0.2500
          Second Quarter                0.6250                  0.3437
          Third Quarter                 0.5312                  0.3125
          Fourth Quarter                0.4375                  0.2500

         The closing sale price of the Company's Common Stock on February 7, 1997 was $.31. As of December 31, 1996, the number of stockholders of record of the Company's Common Stock was approximately 600. The Company believes that, in addition, there are in excess of 600 beneficial owners of its Common Stock whose shares are held in "street name."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


         The Company was organized and commenced operations in 1984 as a provider of diagnostic imaging services on a mobile shared-service basis. In July 1991, it significantly changed its operating business by merging with PTS Rehab, Inc., a privately-held provider of outpatient rehabilitation services and contract services to hospitals. Since this merger and its corresponding entry into the rehabilitative services segment of healthcare, the Company has grown as a provider of outpatient services through acquisitions. These activities increased the number of physical therapy clinic locations from nine at the end of 1992 to thirteen as of September 30, 1996. Consistent with the Company's strategy to build a network of outpatient rehabilitation facilities, in March 1993 the Company's Board of Directors approved a plan to discontinue and dispose of its diagnostic imaging services division. During 1993, the Company acquired nine outpatient physical therapy clinics. As the Company integrated the 1992 and 1993 acquired facilities, certain of the facilities were not achieving desired results. The Company returned one clinic in 1994 to its sellers, closed two clinics in 1995 and two in 1996.

         In response to the decline in the Company's working capital and available cash in 1995, the Company extended the time needed to satisfy its obligations to vendors resulting in increased accounts payable. In addition, as discussed below, during 1995 and the first nine months of 1996, the Company was unable to make certain scheduled payments to noteholders and certain vendors and was required to negotiate extended payment terms, issue convertible promissory notes in exchange for short-term notes and issue Common Stock in exchange for trade payables. If the Company continues to incur operating losses, the Company's working capital shortfalls will become even more pronounced, making it increasingly difficult for the Company to meet scheduled debt repayments. The Company's losses from operations in each of its four most recent years have resulted in it having negative net tangible assets at December 31, 1995 and at September 30, 1996. Additionally, the Company is substantially dependent on its factoring arrangements pursuant to which it has assigned a certain portion of its accounts receivable to support its operations. The matters described above make it imperative for the Company to maintain or increase its present factoring arrangements, to obtain additional financing, to take actions which will result in the Company being profitable and generating positive cash flow. The Company continues to pursue additional financing; however, no assurances can be given that any additional financing may be available, or, if available, that it will be on terms acceptable to the Company. If the Company is unsuccessful in achieving the above, this would have material adverse effect on the Company. The Company's independent auditors have included an explanatory paragraph in their report dated April 5, 1996 on the Company's Financial Statements stating that the financial statements have been prepared on the assumption that the Company will continue as a going concern and that financing uncertainties raise substantial doubt about the Company's ability to continue as a going concern. See the Financial Statements and notes thereto.


         The Company has developed a strategic plan for achieving future profitable operations, which includes both its existing operations and a new program of managed rehabilitation services. This plan with respect to the existing operations consists of the following components:


o The Company operates 13 physical therapy clinics located in the Eastern United States. The Company intends to integrate operations of its Contract Services Division with operations at its clinics, producing greater flexibility with staff assignment, reduced management cost, enhanced marketing capability and other efficiencies with respect to costs.

o The Company's Contract Services Division has continued to experience growth since its formation in September 1994. The Company believes that this growth will continue. With the integration of physical therapy clinics with the Company's Contract Services Division, the Company intends to increase sales of its services in the areas that it currently serves. This will provide the Company the opportunity to seek contracts with the larger prospective customers for the Company's services in those marketplaces.

o The Company presently holds Certified Rehab Agency Status in several locations. The Company intends to seek Comprehensive Outpatient Rehabilitation Facility (CORF) status in those states where it currently operates, which will broaden the scope of services which the Company may offer and enhance reimbursement rates for certain of the Company's existing services. In addition, the Company is expanding the scope of its activities to include the delivery of services off-site, both in-home and at ancillary service facilities such as schools, nursing homes and assisted living residences.

         The Company is also developing a program of managed rehabilitation services ("MRS"), pursuant to which the Company would enter into licensing arrangements with independently owned host providers of rehabilitative therapy ("hosts"), such as outpatient clinics, small contract agencies and independent home care agencies. Under these arrangements, the hosts would be the actual providers or coordinators of rehabilitative therapy services, in host clinics or at hospitals, subacute care facilities, schools, homes and assisted living residences. The Company would direct service contracts to the hosts, arrange staffing on an as-requested basis, assume responsibility for administration, payroll, billing and collections and advise the hosts on contract management. The Company expects that over time the MRS business will become a substantial focus of the Company's operations. However, although potential hosts for the MRS business have been identified, the Company as yet has not entered into any MRS licensing arrangements.

LIQUIDITY AND CAPITAL RESOURCES


         The Company's liquidity, as measured by its cash and working capital, decreased by $127,584 and $209,518 respectively, in 1995 as compared to 1994. The decrease in cash and working capital during 1995 was due principally to losses caused by the Company's operations and, to a lesser extent, to capital expenditures of approximately $138,000. The Company's liquidity, as measured by its cash and working capital, increased by $5,225 and $16,282 respectively in the first nine months of 1996 as compared to the same period in 1995.

         Net accounts receivable were $2,016,846 at December 31, 1995, compared to $2,156,165 at December 31, 1994. The net decrease of $139,319 was principally due to the reduction of receivables from the closing of two clinics in early 1995 offset by an increase in receivables from the contract staffing business. Accounts receivable increased by $59,177 during the first nine months of 1996, primarily as a result of an increase in non-factored receivables with the Company's factor.

         The number of days average net revenues in net receivables at December 31, 1995 was 93 compared to 101 at December 31, 1994. Accounts payable increased by $494,000 in 1995 as compared to 1994, respectively. Accounts payable increased by $156,915 in the first nine months of 1996.

         Cash used by operations of $25,638 for the 12 months ended December
31, 1995 resulted primarily from an operating loss of approximately $609,000 reduced by non-cash expenses of approximately $251,000, by a decrease in accounts receivable of approximately $139,000, and an increase in accounts payable and accrued expenses of approximately $204,000. Cash provided by operating activities totaled $298,876 during 1994. The decrease from 1994 to 1995 is primarily attributable to the Company's factoring arrangements, which were first entered into in the third quarter of 1995. Cash provided by operating activities was $72,383 in the first nine months of 1996, compared with cash used by operating activities of $103,327 in the first nine months of 1995.

         Cash used for investing activities in 1995 consisted of purchases of equipment of $138,075 and in 1994 consisted of $70,481 to purchase equipment and leasehold improvements. Cash used in investing activities, consisting of the purchase of equipment, was $21,855 in the first nine months of 1996, compared with $112,016 in the first nine months of 1995.

         Financing activities in 1995 provided funds of $36,129. Proceeds from the issuance of debt were $335,000, issuance of stock provided $125,000, and payments of $423,871 were made in long-term debt. Due to the shortfalls in working capital as discussed above, the Company discontinued scheduled principal and interest payments on several of its note payable obligations during 1995. During 1996, the Company cured these defaults in principal and interest payments by renegotiating and extending the payment terms of these obligations, by issuing new convertible promissory notes and by remitting past-due payments of principal and interest. As a result, these notes have not been called by noteholders. See "Debt Restructuring" below. Financing activities in 1994 used funds of $975,890. Proceeds from debt totaled $325,000, issuance of preferred stock provided $448,161, and payments of $1,749,051 were made on long-term debt. Cash used by financing activities was $45,303 in the first nine months of 1996, as compared with investing activities of $14,755 in the first nine months of 1995. The change is attributable to principal payments of debt in 1996.

         At September 30, 1996, the Company had outstanding approximately $1,672,151 in notes payable and long-term debt, approximately $59,500 of which was paid prior to December 31, 1996. Of such amount, approximately $1,440,000 is related to business acquisitions completed prior to 1995. During the first nine months of 1996, several notes were renegotiated. The new notes have longer maturities with lower monthly payments, but have higher interest rates ranging between 7% and 10%. See "Debt Restructuring" below. Total long-term debt decreased during the nine months ended September 30, 1996 by $204,000 primarily as a result the conversion in July 1996 of a convertible promissory note previously issued in connection with a business acquisition. Under the conversion, the outstanding balance of approximately $182,305 of the convertible promissory note and certain accounts payable due the note holder of $6,399, were converted to common stock at a conversion price or $.45 per share into 419,342 shares of common stock.

         In June 1995, Consolidated Rehabilitation Services, Inc. ("CRS"), a subsidiary of the Company, entered into a factoring agreement with a banking institution under which CRS may assign its receivables, up to a maximum aggregate balance of $500,000. Interest is payable by the Company at a rate equal to the greater of 9% per annum or 2% over the designated prime rate and 5% over 30-day LIBOR. This factoring agreement expired in December 1996, but has been deemed extended on a year-to-year basis unless terminated by the factor on 30 days' prior notice. As of September 30, 1996 the Company had received advances of approximately $494,000 under this agreement.

         In January 1996, PTS Rehab Inc., a subsidiary of the Company, entered into a factoring agreement with a lender providing for the advance of up to 60% of certain of the Company's accounts receivable, up to a maximum aggregate balance of $750,000. In January of 1997, the agreement with the factor was modified to allow up to a maximum aggregate balance of $1,500,000. Interest is payable by the Company at a rate equal to the greater of 9% per annum or 2% over the designated prime rate. In addition, the Company is obligated to make other payments to the lender. This factoring agreement expires in June 1997. At September 30, 1996, $688,500 had been advanced under this agreement.


         The Company leases clinic facilities under several non-cancelable operating leases expiring at various times between 1995 and 1999. Rent expense for these operating leases was $543,600 in 1995 as compared to $695,100 in 1994. During 1996, the Company anticipates that minimum payments under non-cancelable operating leases will be approximately $542,000.


         Stockholders' equity decreased by $267,961 during the twelve months ended December 31, 1995 primarily as a result of the Company's net loss of approximately $609,000, offset by an increase in common stock and additional paid in capital of approximately $341,000. During the nine months ended September 30, 1996 , stockholders' equity increased $98,859. This increase was due to the issuance of common stock to the Company's 401(k) Profit sharing Plan of $59,676, conversion of certain accounts payable or debt to common stock totaling $407,455, renegotiation of certain convertible promissory notes in the amount of $80,000 through the issuance of common stock and exercise of options by a member of the Board of Directors in the amount of $10,000, offset by a net loss of $458,272.

         The Company has entered into a letter of intent for the sale of three of its Pennsylvania clinics for a purchase price of $1.1 million in cash and a note, subject to adjustment. The buyer would also assume up to $200,000 in associated liabilities. The clinics proposed to be sold accounted for approximately 22% and 23% of the Company's total revenues for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. The sale is subject to the buyer's due diligence, mutually satisfactory documentation and other conditions, and there can be no assurance that the sale will be consummated. See "Current Developments."


         See also "Future Trends, Demands, Commitments and Uncertainties" for additional matter relating to liquidity and future management plans.

         Debt Restructuring


         In December 1994 and January 1995, the Company issued $500,000 of short-term notes to a limited number of investors, payable in September 1995. In connection with this financing, the Company issued two-year warrants to purchase 300,000 shares of common stock for $0.75 per share. During August and September 1995, certain holders of these short-term notes exchanged $375,000 of the outstanding obligations for 10% convertible promissory notes in the principal amount of $180,000, payable on September 15, 1998. In conjunction with this transaction, $195,000 of these notes were converted into 780,000 shares of common stock. Additionally, the Company repaid $125,000 to a limited number of investors to satisfy the balance of the short-term notes which it obtained by selling 500,000 shares of common stock.

         In  January  1995,  a holder of a 9%  convertible  promissory  note due
December 1997 (the "1997 Note"), issued in connection with a business acquisition, exchanged approximately $26,000 of the outstanding obligation for 30,000 shares of the Company's common stock. Additionally, the same holder forgave approximately $31,000 of the outstanding balance of another note in exchange for a new 9% convertible promissory note due December 1999 (the "1999 Note") in the principal amount of $235,000, such amount being the remaining outstanding balance of the old note. The 1999 Note was convertible into shares of Common Stock at a price per share equal to the greater of $0.75 or 100% of the average bid and ask price of the Common Stock at the end of the month preceding the date of conversion. In July of 1996, the Company renegotiated the 1997 Note and the 1999 Note, which then had aggregate principal and accrued interest of $399,904, together with certain other liabilities (in the principal amount of approximately $14,300) due the holder of such notes. The holder has agreed to convert the 1997 Note, together with a portion of the other liabilities, in the total amount of $188,704 into shares of Common Stock at a conversion price of $0.45 per share (419,342 shares). The holder has also agreed to exchange the 1999 Note, together with a portion of the other liabilities, for a convertible promissory note in the principal amount of $225,479. The new note will bear interest at 9% per annum, have fixed monthly payments of $2,500, be due with all then unpaid principal in May 2001 and continue to be convertible into shares of Common Stock on the same terms as the 1999 Note.


         In January 1996, the Company issued to a vendor a three-year 12% promissory note in the amount of $65,750 in satisfaction of an obligation to the vendor in the same amount and agreed to issue shares of Common Stock, in satisfaction of an additional $65,750 in trade liabilities due such vendor. Subsequently, the Company issued to the vendor 210,400 shares of Common Stock, constituting $65,750 in value of Common Stock at $0.3125 per share.

         In February 1996, the Company renegotiated a convertible promissory note and a promissory note in the aggregate principal amount of $706,230, both of which were issued in connection with a business acquisition. As renegotiated, the interest rate of the notes was increased to 9.5% and the term of the notes was extended to 2002. In consideration of the renegotiation, the Company issued to the noteholder 177,778 shares of Common Stock, constituting $50,000 in value of Common Stock at $0.28125 per share. The Company also issued to the noteholder three-year options to purchase 83,333 shares of the Company's common stock at an exercise price of $0.30 per share.

         In April 1996, the Company renegotiated a 7.5% convertible promissory note due May 1996 in the principal amount of $413,000, which note was issued in connection with a business acquisition. As renegotiated, the note will be due April 2001 and will bear interest at 10% per annum. Interest only will be payable during the first two years of the note's term, and the note will be self-liquidating over the remaining three years. In consideration of the renegotiation of the note, the Company issued to the noteholder 120,000 shares of Common Stock, constituting $30,000 in value of Common Stock at $0.25 per share.


         In September of 1996, the Company converted a convertible promissory note previously issued in connection with a business acquisition. The outstanding balance of the convertible promissory note of approximately $182,305, together with certain accounts payable due the noteholder in the amount of $6,399, was converted to Common Stock at a conversion price of $.45 per share.


         The consideration granted to the noteholders during 1996 is being amortized to interest expense over the remaining term of the respective notes.


Other Issuances of Shares

         The Company issued an additional 524,000 shares in 1996, including 300,000 shares to its outside directors in consideration of past services on the Board, 204,000 shares to Renaissance and certain other persons in consideration of certain loans to the Company and 20,000 shares to a former executive as a stock bonus.


RESULTS OF OPERATIONS


         NINE MONTHS ENDED SEPTEMBER 30, 1996
         COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995

         Net revenues increased 3.5% or $233,113 during the nine months ended September 30, 1996 as compared to the same period in 1995. Out-patient net revenues continue to increase, despite the continued impact of managed care, as a result of the on-going integration of the Contract Services Division in the Company owned out-patient clinics, and, to a lesser extent, more efficient billing procedures in the clinical operations.

         Operating costs represented 76.2% of net revenues during the nine months ended September 30, 1996 as compared to 84.8% for the same period of 1995. The $395,691 decrease in operating costs for the nine months ended September 30, 1996 was principally due to the continued integration of the Company's Contract Services Division in the out-patient clinics and the resulting reduction in subcontract labor expenses. Additionally, the Company continued to achieve lower recruiting, travel, and fringe benefit costs resulting from this integration of services.

         Administrative and selling costs constituted $1,662,655 or 24.1% of net revenue during the nine months ended September 30, 1990 as compared to $829,147 or 12.4% for the same period of 1995. The increase reflects administrative and selling expenses that were higher by $833,508 for the nine months ended September 30, 1996 compared to the prior year period. A significant portion of the increase relates to non-operational expenses that included legal and accounting costs associated with the filing of a registration statement for the sale of shares by certain stockholders, stock awards associated with financing activities and Board of Directors compensation, and costs associated with a proposed underwriting. To a lesser extent, higher administrative cost resulted from compensation expenses paid to the Company's chief executive officer with no comparable compensation expense during the first nine months of 1995. In late October 1996, the Company closed its New York office and eliminated certain administrative positions which is expected to result in a reduction of approximately $500,000 in expenses annually.

         Depreciation and amortization decreased by $13,514 during the nine months ended September 30, 1996 as compared to the same period in 1995. The decrease is attributable to lower amortization expense as well as the result of fewer clinics in operation during 1996. In each of 1995 and also in 1996, the Company closed two non-performing clinics.

         Interest expense increased by $75,219 for the nine months ended September 30, 1996 respectively, as compared to the same period in 1995. The increase is primarily the result of the Company's continued need to use its factoring arrangements to support its operations, and to a lesser extent, higher interest rates incurred on renegotiated term debt.

         The Company's tax provision is substantially the result of accruals for state tax on net worth for current and prior fiscal years.

         As a result of the above factors, the Company incurred net losses of $458,272 for the nine months ended September 30, 1996 as compared to net losses of $143,575 for the same period during 1995.



         Year Ended December 31, 1995 as
         Compared to Year Ended December 31, 1994

         Revenues increased 10.5% or $820,823 in 1995 as compared to the year ended December 31, 1994. Contributing to the revenue increase was an increase during the period of $1,687,000 relating to contract staffing revenues generated by providing staffing and home care services within communities serviced by the Company's outpatient clinics.

         Outpatient physical therapy revenues declined by $866,177 during the year ended December 31, 1995 as compared to the same period in 1994. Lower 1995 patient referrals of approximately 9% coupled with the closure of two non-performing clinics during 1995 accounted for this decrease. Management believes that utilization constraints and fee reductions imposed by managed care and the insurance industry are significant factors accounting for the decline.

         Operating costs were 84.1% of revenues, compared to 84.8% of revenues in 1994, primarily due to the ability of the Company to maintain costs on a revenue basis as well as the closure of two non-performing clinics.

         Administrative and selling costs measured as a percent of revenue represented approximately 19% of revenue during each of 1995 and 1994. During the second half of 1994 the Company instituted a substantial cost control program intended to reduce administrative and selling costs.

         Depreciation and amortization expenses decreased by $110,884 during the year ended December 31, 1995 compared to 1994. Amortization of goodwill associated with the acquisitions of physical therapy clinics prior to 1994 accounted for a substantial portion of such amounts. During the fourth quarter of 1994, the Company wrote off goodwill of approximately $3.2 million, thereby reducing post 1994 amortization expense by approximately $35,000 each quarter (see discussion below). When adverse events or changes in circumstances indicate that previously anticipated cash flows warrant reassessment, the Company reviews the recoverability of goodwill by comparing estimated undiscounted future cash flows from clinical activities to the carrying value of goodwill. Based upon the Company's 1995 review of recoverability, it was determined that no impairment existed.

         During the second quarter of 1994 the Company closed one of its clinics acquired in 1993. The Company had previously expensed the goodwill of $255,000 relating to this acquisition by a charge against 1993 earnings. Based upon the settlement reached with the seller of the clinic, certain assets of the clinic were retained by the seller and the note obligation by the Company of $224,000 was rescinded. The transaction resulted in a recovery of $153,188 of the goodwill previously expensed.

         Interest expense declined by $266,491 during the year ended December 31, 1995 as compared to 1994. Average debt outstanding during 1995 as compared to 1994 was significantly lower due to the conversion of approximately $4,555,572 of debt on June 30, 1994 into common and preferred stock of the Company.

         The Company's tax provision for each of the periods is substantially the result of state income taxes.

         The Company had a net loss of $608,855 for the year ended December 31, 1995 as compared to $4,581,929 for 1994.

         During the first six months of 1995, the Company incurred significant expenses, principally legal fees related to a potential acquisition that did not materialize. The cost attributed to this one time occurrence was in excess of $200,000.

         At the end of the second quarter of 1994, the Company recorded a contract settlement cost of $300,000. This amount was later increased during the year to $325,000. The settlement principally entailed the cost of employee separation and other related costs.

         Year Ended December 31, 1994 as
         Compared to Year Ended December 31, 1993

         Revenues increased 3.2%, or $243,306 in 1994 from 1993. This increase was due to 1994 revenues of $1,041,794 from 1993 acquired businesses offset by declines of $1,158,488 or 15.3% for the clinics in operation for both periods. Adverse weather conditions in the first quarter of 1994 which caused increased patient cancellations, accounted for approximately $400,000 of the decline with the balance largely attributable to fewer patient visits on average for each new patient, reflecting increased managed care constraints on utilization. Revenues reported are net of allowances for contractual and other adjustments. Allowances of $3,623,065 and $2,683,951 were recorded in 1994 and 1993, respectively, representing 31.7% of 1994 gross revenue and 26.2% of 1993 gross revenue. The increase in allowances as a percentage of gross revenue was principally due to a higher percentage of gross revenues attributable to HMO and other managed care payors in 1994 as compared to 1993.

         Operating costs were 84.8% of revenues, compared to 73% of revenues in 1993. A significant portion of costs (principally personnel and facility rent) are largely fixed costs and are therefore more sensitive to volume changes. Lower patient volume due to weather conditions and reduced average number of visits for each new patient caused personnel costs and, to a lesser extent, facility rent to represent a higher percentage relative to revenue in 1994 as compared to 1993.

         Administrative and selling costs increased by $186,235, or 14.3% in 1994 as compared to 1993. Based upon the average number of clinics in operation during 1994 as compared to 1993, administrative and selling costs decreased from $91,379 per clinic in 1993 to $86,284 in 1994.

         During the period from 1991 to 1993, the Company made a series of acquisitions of physical therapy clinics in Massachusetts, Pennsylvania, Delaware and Florida. Goodwill recorded by the Company in conjunction with those acquisition totalled approximately $6.9 million. This goodwill was being amortized over a period ranging from 27 to 40 years. Since these acquisitions, the Company has experienced lower than anticipated patient volumes at certain of the clinics primarily as a result of utilization constraints imposed by managed care and third party payors as well as new competition. These adverse events caused the Company, during the fourth quarter of 1994, to revise its projections of operating performance for all purchased clinics. The revised cash flow projections indicated that the unamortized goodwill associated with certain clinics would not be recovered in the remaining amortization periods for those clinics. Accordingly, the Company wrote off goodwill in the amount of $3,209,439 in the fourth quarter. The majority of the clinics to which the impairment charge relates were acquired in 1993. Although patient volumes and, therefore, revenues at these clinics during the first several months of 1994 were lower than anticipated when they were acquired, such shortfalls were initially attributed to adverse weather conditions and other nonrecurring factors and, therefore, were considered to be a temporary phenomenon. In the fourth quarter of 1994 it was determined that there were also factors of a more permanent nature, related primarily to managed health care and competition, to which a portion of these shortfalls at these clinics could be attributed. These projections represent management's best estimate of future performance, although there can be no assurances that such estimates will be indicative of future results, which ultimately may be less than, or greater than, these estimates. The Company reached a settlement with respect to a previously closed clinic which resulted in recovery of $153,000. This amount has been netted against the above goodwill charge.

         Interest expense declined in 1994 by $86,014 to $449,514 as compared to 1993. A significant factor in reducing interest expense was the conversion on June 30, 1994 of $4,555,572 of debt into the Company's common and preferred stock.

         The Company entered into a termination agreement with its former Chairman of the Board and Chief Executive Officer. The settlement of all contractual obligations between the Company and the executive resulted in a charge against earnings of $325,000.

         The 1994 provision for income taxes of $13,000 is related to minimum state corporation taxes.

Future Trends, Demands, Commitments and Uncertainties

         The Company's principal business is providing rehabilitative services. Demographic trends and new medical technologies are expected to cause continued growth for this section of the healthcare marketplace. Continued national trends to contain healthcare costs are expected to place limitations on high technology testing and curtailed utilization of medical specialists, resulting in increase utilization of rehabilitative services. Each of these trends are expected to be favorable to the Company by increasing the need for outpatient rehabilitative services. The Company intends to participate in the growth of rehabilitation services through internal expansion of its business and further development of ancillary contract rehabilitation services.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

         The Company changed its accountants from Deloitte & Touche LLP to Price Waterhouse LLP, effective December 28, 1994, for the audit of the Company's financial statements for 1994. The Company's Board of Directors and its Audit Committee approved the decision to change independent accountants.

         In connection with the audits of the Company's financial statements for its two fiscal years ended December 31, 1993 and 1992, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in their reports with respect to such periods.


         On October 29, 1996 the Company was notified by the firm of Price Waterhouse LLP that it was resigning from the client - auditor relationship. On February 4, 1997 the Company appointed the firm of Federman, Lally & Remis LLC as the Company's new independent public accountants. In connection with the audits of the Company's financial statements for each of its two most recent fiscal years and through October 29, 1996, there have been no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse LLP would have caused them to make reference thereto in their report on the financial statements for such years.


                              CURRENT DEVELOPMENTS

         The Company has entered into a letter of intent for the sale of three of its four Pennsylvania clinics for a purchase price of $1.1 million in cash and a note, subject to adjustment. The clinics include those located in Millersburg, PA, Mechanicsburg, PA and Shermans Dale, PA. The cash portion of either $800,000 or $900,000 will depend on the timing of the closing of the transaction. The buyer would also assume up to $200,000 in associated liabilities. Pursuant to the letter of intent, the buyer has agreed to advance certain operating expenses of the clinics proposed to be sold pending closing of the transaction, which advances would be deducted from the cash portion of the purchase price. The sale is subject to the buyer's due diligence, mutually satisfactory documentation and other conditions, and there can be no assurance that the sale will be consummated.

PRO FORMA FINANCIAL DATA

         The following Unaudited Pro Forma Consolidated Balance Sheet and Unaudited Pro Forma Consolidated Statements of Operations give effect to the proposed sale of three of the Company's Pennsylvania clinics pursuant to the terms of a letter of intent between the Company and the prospective purchaser (the "Disposition"). These Unaudited Pro Forma Consoldiated Financial Statements have been derived from the statements of operations of the Company for the fiscal year ended December 31, 1995 and the nine months ended September 30, 1996 included elsewhere in this Prospectus. The Unaudited Pro Forma Consolidated Balance Sheet gives effect to the Disposition as if it had occurred on September 30, 1996. The Unaudited Pro Forma Consolidated Statements of Operations give effect to the Disposition as if it had occurred at the beginning of each of the periods presented.

         The Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the notes thereto and the Company's consolidated financial statements and related notes thereto contained elsewhere in this Prospectus. See "Index to Financial Statements." The Unaudited Pro Forma Consolidated Financial Statements are presented for informational purposes only and do not purport to be indicative of the results of operations that actually would have resulted if the Disposition had been consummated previously nor which may result from future operations.


                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                                             SEPTEMBER 30, 1996
                                                             ---------------------------------------------
                                                                   ACTUAL       ADJUSTMENTS     PRO FORMA
       ASSETS
Current assets
  Cash and cash equivalents                                  $    90,782    $   800,000(1)    $   890,782
  Accounts receivable, net                                     2,076,023       (805,167)(2)     1,270,856
  Prepaid expenses and other current assets                      268,099        (21,500)(3)
  Notes receivable - current portion                                   0         26,654            26,654
                                                             -----------    -----------       -----------
       Total  current assets                                   2,434,904            (13)        2,434,891

Property, plant and equipment, net                               501,008        (34,763)(4)       466,245
Goodwill, net                                                  2,447,213              0         2,447,213
Deferred charges and other assets, net                           235,445        273,345(1)        508,790
                                                             -----------    -----------       -----------
                                                               5,618,570        238,569         5,857,139
                                                             ===========    ===========       ===========

       LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities
  Accounts payable and notes payable                             714,990       (110,299)(5)       604,691
  Current portion long term debt                                 371,454              0           371,454
  Accrued expenses                                               782,864        (89,701)(5)       693,163
                                                             -----------    -----------       -----------
       Total current liabilities                               1,869,308       (200,000)        1,669,308

Long-term debt                                                 1,672,151       (413,259)(2)     1,258,892
Other accrued liabilities                                              0              0                 0

Stockholders' equity (deficiency):
  Common Stock, $0.012 par value, 50,000,000 shares
  authorized; Issued 16,273,500                                  195,282              0           195,282
  Preferred stock, 10,000,000 shares authorized; 1,727,305     1,727,305              0         1,727,305
  Additional paid-in capital                                   8,199,390              0         8,199,390
  Accumulated deficit                                         (7,957,366)       851,828(1)     (7,105,538)
Less - treasury stock, 700,000 shares at cost                    (87,500)             0           (87,500)
                                                             -----------    -----------       -----------
Total stockholders' equity (deficiency)                        2,077,111        851,828         2,928,939
                                                             -----------    -----------       -----------
                                                               5,618,570        238,569         5,857,139
                                                             ===========    ===========       ===========

          See Notes to Unaudited Pro Forma Consolidated Balance Sheet


NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

(1) Adjustments to reflect proceeds to be received by the Company from the Disposition. The adjustments assume proceeds of $800,000 in cash and a $300,000 note. A one-month delay in the Disposition, under certain circumstances, would result in the Company receiving $900,000 in cash and a $200,000 note.
(2) Adjustment to reflect the exchange of accounts receivable in satisfaction of debt (see Note 5 to the Notes to the Unaudited Pro Forma Consolidated Statements of Operations) and the adjustments to reflect the terms of the Disposition.
(3) Adjustment to reflect deferred financing expense that will be incurred on the completion of the Disposition.
(4) Adjustment to reflect the net fixed asset value of the assets to be disposed.
(5) Adjustment to reflect debt and liabilities assumed by buyer as a result of the Disposition.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      Fiscal Year Ended                             Nine Months Ended
                                                      December 31, 1995                             September 30, 1996
                                   -----------------------------------------------------   ------------------------------------
                                                 Pro Forma         Pro                          Pro Forma
                                    Actual       adjustments       Forma         Actual         adjustments    Pro Forma
                                    ------       -----------       -----         ------         -----------    ---------

Revenue, net                      $8,617,798    $1,916,763(1)    $6,701,035     $6,901,137    $1,614,032(1)    $5,287,105

Cost and expenses:
   Operating costs                 7,244,196     1,707,506(2)     5,536,690      5,258,134     1,450,203(2)     3,807,931

   Administrative and selling      1,641,099             0(3)     1,641,099      1,662,655             0(3)     1,662,655

   Depreciation and
   amortization                      230,115         9,600(4)       220,515        175,486         7,600(4)       167,886
                                 -----------    ----------      -----------    -----------    ----------      -----------

Total operating costs              9,115,410     1,717,106        7,398,304      7,096,275     1,457,803        5,638,472
                                 -----------    ----------      -----------    -----------    ----------      -----------

Operating loss                      (497,612)      199,657         (697,269)      (195,138)      156,229         (351,367)

Interest expense, net                183,023        31,854(4)       151,169        207,356        28,568          178,788

Other expense (income)               (81,780)            0          (81,780)             0             0                0
                                 -----------    ----------      -----------    -----------    ----------      -----------

Income (loss) before taxes and
   extraordinary income
   (charge)                         (598,855)      167,803(5)      (766,658)      (402,494)      127,661(5)      (530,155)

Provision for taxes                   10,000             0(6)        10,000         55,788             0(6)        55,788
                                 -----------    ----------      -----------    -----------    ----------      -----------

Income (loss) before
   extraordinary income
   (charge)                         (608,855)      167,803         (776,658)      (458,282)      127,661         (585,943)
                                  ===========    ==========      ===========    ===========    ==========      ===========

Income (loss) before
extraordinary
   income (charge) per share of
   common stock                                                      (0.06)                                       (0.04)
                                                                     =====                                         ====

Average number of common
   shares outstanding                                            13,267,333                                    14,787,803
                                                                 ==========                                    ==========


     See Notes to Unaudited Pro Forma Consolidated Statements of Operations

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS


(1) Adjustment to eliminate actual net revenues for the periods presented attributable to the assets to be disposed.
(2) Adjustment to eliminate actual and accrued expenses of the disposition portion of the business relating to actual direct expenses which consist principally of salaries, wages, fringe benefits and other clinical costs of the operations during the period being presented.
(3) Assumes no reduction in the Company's administrative and selling expenses resulting from the Disposition.
(4) Adjustment to eliminate actual depreciation expense for the periods presented attributable to the assets to be disposed.
(5) In January 1996, the Company satisfied a note payable in the amount of $413,000 incurred in the acquisition of the assets to be disposed, by exchanging $484,000 of the then outstanding gross receivables attributable to those assets in full satisfaction of the obligation. (The net collectable accounts involved in the exchange on a pro forma basis are approximately $2,500 less than the balance of the note payable, which is not included in the pro forma adjustments.) The pro forma adjustment eliminates actual and accrued interest expense attributable to the assets to be disposed. Lower interest expense resulting from the use of proceeds of the Disposition to reduce the Company's outstanding debt is not reflected in the pro forma adjustments.
(6) Excludes extraordinary income resulting from the gain on the sale of the Disposition. Accordingly, the pro forma adjustments do not assume any change in Federal and state income tax.

                                    BUSINESS


         The Company provides outpatient rehabilitation services through a network of outpatient clinics principally in the Northeast and Mid-Atlantic regions. The Company owns and operates thirteen clinics, five in Massachusetts, four in Pennsylvania, three in Delaware and one in Florida. The Company also provides managed rehabilitation services through contract staffing, principally in Massachusetts, Pennsylvania, Florida, Delaware and New York.



         In 1992, following the Company's initial public offering, the Company operated nine facilities. In 1993, the Company acquired nine additional facilities. The Company returned one clinic to its seller in 1995 and closed two clinics in each of 1995 and 1996 that were not achieving desired results..


         In 1996, the Company began development of a program of managed rehabilitation services ("MRS"), pursuant to which the Company would furnish contract development, staffing, administrative, payroll, billing, collection and management services to local, independently owned host clinics and agencies, that in turn would provide or coordinate the actual rehabilitative therapy services. The Company expects that over time the MRS business will become a substantial focus of the Company's operations, although the Company as yet has not entered into any MRS arrangements with host providers.


INDUSTRY BACKGROUND

         Physical and occupational therapy is the process of aiding in the restoration of individuals disabled by injury or disease or recovering from surgery. Management believes that the following factors are influencing the growth of outpatient physical and occupational therapy services:

         Economic Benefits of Physical and Occupational Therapy Services. Purchasers and providers of health care services such as insurance companies, health maintenance organizations, business and industry, are seeking ways to save on traditional health care services. Management believes physical and occupational therapy services represent a cost-effective service, by attempting to prevent short-term disabilities from becoming chronic conditions, and by speeding the recovery from surgery and musculoskeletal injuries.

         Earlier Hospital Discharge. Changes in health insurance reimbursement, both public and private, have encouraged the early discharge of patients in order to contain and reduce costs. Management believes early hospital discharge practices foster greater numbers of individuals requiring outpatient physical and occupational therapy services.

OUTPATIENT REHABILITATION SERVICES

         The clinics provide pre- and post-operative care and treatment for a variety of orthopedic-related disorders and sports related injuries, treatment for neurologically related injuries, rehabilitation of injured workers and preventative care. A patient who is referred to one of the Company's rehabilitation facilities undergoes an initial evaluation and assessment process that results in the development of a rehabilitation care plan designed specifically for that patient. Rehabilitation services provided by the Company include the following:

CONVENTIONAL CLINICAL SERVICES

         All  facilities   provide  routine  acute  clinical  therapy  services.
Services include preventive and rehabilitative services for neuromuscular, musculoskeletal and cardiovascular injury or disease. Patients treated are referred by physicians. Licensed physical therapists evaluate each patient and initiate a program of rehabilitation to achieve each individual patient's rehabilitation goals. Treatments or modalities rendered may include traction, ultrasound, electrical stimulation, therapeutic exercise, heat treatment and hydrotherapy. The Company's charge for its services is based upon the specific treatments rendered. Patients requiring such services are usually treated for one hour per day, three days per week over a period of two to five weeks. Additionally, wherever appropriate, post treatment maintenance and exercise programs are provided to patients to continue their recovery on a cost effective basis.

OCCUPATIONAL/INDUSTRIAL SERVICES

         At several of the Company's facilities, specific programs for the injured workers compensation patient are rendered. Services unique to the injured worker are as follows:

         Work Capacity Evaluation (WCE) - WCE is an intensive, objective evaluation of the injured worker's physical condition and capacity to perform the specific requirement of the worker's employment. This evaluation is often used by insurers to estimate the extent of rehabilitation treatment or as a basis for settlement of disability claims.

         Work Hardening - After the acute-care phase of an injury and often as an outcome of a WCE, there is a transitional need for the injured worker to regain the physical capacity to safely perform employment requirements. Work hardening provides graduated exercise and work stimulation therapies to rehabilitate the injured worker. Patients in the Company's work hardening program gradually build up their treatment time from three to seven hours per day, five days per week for a four to six week period.

MARKETING

         At each clinical location, the Company focuses its marketing efforts on physicians, mainly orthopedic surgeons, neurosurgeons, physiatrists, occupational medicine practitioners, and general practitioners, which generally account for the majority of physical and occupational therapy referrals. In marketing to the physician community, the clinics emphasize their commitment to quality patient care and communication with physicians regarding patient progress. On a regional and corporate level, the Company seeks to improve and/or establish referral relationships with health maintenance organizations, preferred provider organizations, industry and case managers and insurance companies.

SOURCES OF REVENUE/REIMBURSEMENT

         Payor sources for the Company's services are primarily commercial health insurance, managed care programs, workers' compensation insurance, Medicare and proceeds from personal injury cases. Commercial health insurance and managed care programs generally provide outpatient services coverage to patients utilizing the clinics, and the patient is normally required to pay an annual deductible and a co-insurance payment. Workers' compensation is a statutorily defined employee benefit which varies on a state by state basis. Workers' compensation laws generally require employers to pay for employees' costs of medical rehabilitation, lost wages, legal fees and other costs associated with work-related injuries and disabilities and, in certain jurisdictions, mandatory vocational rehabilitation. These statutes generally require that these benefits be offered to employees without any deductibles, co-payments or cost sharing. Companies may provide such coverage to their employees through either the purchase of insurance from private insurance companies, participation in state-run funds or through self-insurance. Treatments for patients who are parties to personal injury cases are generally paid for from the proceeds of settlements with insurance companies.

         Twelve of the Company's clinics have been certified as Medicare providers. Medicare reimbursement for outpatient physical and/or occupational therapy furnished by a Medicare-certified rehabilitation agency is equal to the lesser of the providers's "reasonable costs" as allowed under Medicare regulations or the providers's customary charges. Individual beneficiaries, or their "Medigap" insurance carriers if such coverage exists, are required to pay a deductible and co-payment amount, so that governmental payments to the Company do not exceed 80% of the reasonable costs of such services. The Company files annual cost reports for each of its Medicare-certified clinics. These cost reports serve as the basis for determining the prior year's cost settlements and interim Medicare payment rates for the next year. Medicare regulations require that a physician must certify the need for physical and/or occupational therapy services for each patient and the these services must be provided in accordance with an established plan of treatment which is periodically revised. State Medicaid programs generally do not provide coverage for outpatient physical and occupational therapy, and, therefore, Medicaid is not and is not expected to be a material payor for the Company.


         The following table sets forth the Company Percentage Revenues by category of payor for the fiscal years 1994, 1995, and 1996.

     Sources of Revenue/Reimbursement     1994          1995         1996


Workers Compensation                       25%           10%           28%
Health Maintenance Organizations           10%           13%           25%
Motor Vehicle Insurance                     9%            6%           18%
Medicare                                    7%            5%            8%
Commercial Health Insurance                17%           39%            7%
Blue Cross/Blue Shield                      7%            5%            5%
Self Pay                                    9%            7%            4%
Other                                      14%           12%            3%
Medicaid                                    2%            3%            2%
                                          ---           ---           ---
Total                                     100%          100%          100%

CONTRACT SERVICES DIVISION

         The Company's Contract Services Division provides temporary physical, occupational and speech therapist staffing, typically under intermediate term contracts, to schools, hospitals, nursing homes, assisted living facilities and home health care companies. In addition to hiring therapists locally, the staffing division has established international sources of highly trained duly licensed therapists who may provide services in the United States. Using these relationships, the staffing division has been able to attract a growing supply of staff at hourly rates below current market rates. The staffing division has grown rapidly since its formation in September 1994. The temporary staffing industry has experienced dramatic growth over the last decade.


MANAGED REHABILITATION SERVICES

         The Company has begun development of a program of managed rehabilitation services ("MRS"), pursuant to which the Company would enter into licensing arrangements with local, independently owned host providers of rehabilitative therapy ("hosts"), such as outpatient clinics, small contract agencies and independent home care agencies. Under these arrangements, the hosts would be the actual provider or coordinator of rehabilitative therapy services, while the Company would furnish the hosts with contract development and management services.


         The  Company  believes  that HMOs and other  managed  care  payers  are increasingly seeking providers that can deliver multiple services in diverse settings and locations. Under the MRS program, the Company would assist its licensed hosts to develop a full range of rehabilitative therapies, including physical, occupational, speech and respiratory services, and delivery of these services both in clinic settings and at hospitals, sub-acute care facilities, schools, homes and assisted living residences. Through its contractual relationships with managed care payers, the Company would direct contracts with such payers to its host licensees. The Company would also furnish the hosts with administrative, payroll, billing and collection services, assist the hosts with staffing on an as-requested basis and advise the hosts on contract management. For example, based upon experience in the Company's own clinics and contract services division, the Company would advise hosts on mix design--establishing an optimal balance between therapists and lesser paid therapist assistants--and employment of underutilized clinic staff to perform therapy at off-site locations. Only one host would be licensed in any given locality, but multiple hosts could participate in contracts arranged by the Company with regional or national managed care payers.


         The MRS model would benefit the hosts by offering contract opportunities that otherwise would likely not be available to them and relieving them of complex and costly administrative burdens. The model would benefit the Company by leveraging off expertise developed in the Company's clinics and contract services operations and expanding the Company's operations into new regional markets with relatively modest capital outlays. The Company would be compensated by the hosts through direct payment for certain services and profit participation in the hosts' businesses.

         The Company expects that over time the MRS business will become a substantial focus of the Company's operations. However, although potential hosts for the MRS business have been identified, the Company as yet has not entered into any MRS licensing arrangements.

REGULATION

         The health care industry is subject to numerous federal, state and local regulations. Although many states prohibit commercial enterprises from engaging in the corporate practice of medicine, the states in which the Company currently operates do not prohibit the Company from providing physical therapy services. There is a risk that the corporate practice of medicine could be interpreted in those states to include the practice of physical therapy also, or that the corporate practice of physical therapy itself could be specifically prohibited in some states. In the event that the Company is found to be engaged in a prohibited practice in any state, the Company would be required to restructure its operations so as to be in compliance with applicable law. In addition, the Company could be subject to fines and penalties. In addition, if the Company were to seek to expand its operations to other states in which physical therapy services could not be provided by a corporation, it would be required to seek other arrangements in such states, which could reduce profitability.

         Certain states in which the Company operates have laws that require facilities that employ health professionals and provide health related services to be licensed. The Company believes that the operations of its business, as presently conducted, do not and will not require certificates of need or other approvals and licenses. There can be no assurance, however, that existing laws or regulations will not be interpreted or modified to require the Company to obtain such approvals or licenses and, if so, that such approvals or licenses could be obtained.

         Twelve of the Company's clinics are certified Medicare providers. In order to receive Medicare reimbursement, a clinic must meet the applicable conditions or participation set forth by the Department of Health and Human Services relating to the type of facility, its equipment, recordkeeping, personnel and standards of medical care as well as compliance with all state and local laws. Clinics are subject to periodic inspections to determine compliance.

         The Social Security Act imposes criminal sanctions and/or penalties upon persons who pay or receive any "remuneration" in connection with the referral of Medicare or Medicaid patients. The "anti-kickback" laws prohibit providers and others from offering or paying (or soliciting or receiving), directly or indirectly, any remuneration to induce or in return for making a referral for, or ordering or recommending (or arranging for ordering or recommending) a Medicare-covered service. Each violation of these rules may be punished by a fine (of up to $250,000 for individuals and $500,000 for corporations, or twice the pecuniary gain to the defendant or loss to another from the illegal conduct) and or imprisonment for up to five years. In addition, a provider may be excluded from participation in Medicaid or Medicare for violation of these prohibitions through an administrative proceeding, without the need for any criminal proceeding. Many states have similar laws, which apply whether or not Medicare or Medicaid patients are involved.


         Because the anti-kickback laws have been broadly interpreted to apply where even one purpose (as opposed to a sole or primary purpose) of a payment is to induce referrals, they limit the relationships which the Company may have with referral sources, including any ownership relationships. The anti-kickback laws may also apply to the structure of acquisitions by the Company of physician-owned physical therapy clinics, to the extent that any portion of the purchase price or terms of payment are deemed to be an inducement to the physician to make referrals to the clinic which, under an interpretive letter from the Office of Chief Counsel of the Department of Health and Human Services Inspector General, could include payments for goodwill. Management considers these anti-kickback laws in planning its clinic acquisitions, marketing and other activities, and believes its operations are and will continue to be in compliance with applicable law, but no assurance can be given regarding compliance in any particular factual situation, as there is no procedure for obtaining advisory opinions from government officials.


         In addition, another federal law, known as the "Stark Law" was expanded in 1993 to impose a prohibition on referrals of Medicare or Medicaid patients for physical therapy services by physicians who have a financial relationship with the provider furnishing the services. With certain specified exceptions, the referral prohibition will apply to any physician who has (or whose immediate family member has) a direct or indirect ownership or investment interest in, or compensation relationship with, a provider of physical therapy services such as the Company's clinics. This law also prohibits billing for services rendered pursuant to prohibited referral. Penalties for violation include denial of payment for the services, significant civil monetary penalties, and exclusion from Medicare and Medicaid. Several states have enacted laws similar to the Stark law, but which cover all patients as well. The Stark law covers any financial relationship between the Company and referring physicians, including any financial transaction resulting from a clinic acquisition. As with the anti-kickback law, management will consider the Stark law in planning its clinic acquisitions, marketing and other activities, and expects that its operations will be in compliance with applicable law. However, as noted above, no assurance can be given regarding compliance in any particular factual situation, as there is no procedure for obtaining advisory opinions from government officials.

COMPETITION

         The health care industry generally and the physical and occupational business in particular are highly competitive and subject to continual changes in the manner in which providers are selected. The competitive factors in the physical and occupational therapy businesses are quality of care, cost treatment outcomes, convenience of location, and relationships with ability to meet the needs of referral and payor sources. The Company's clinics compete directly or indirectly with the physical and occupational therapy departments of acute care hospitals, physician-owned physical therapy clinics, private physical therapy clinics, and chiropractors.

DISCONTINUED OPERATIONS - DIAGNOSTIC IMAGING SERVICES

         From inception, the Company provided diagnostic imaging services and equipment under contracts to hospitals under both mobile and fixed base arrangements. Through its merger in July 1991 with PTS, the Company began to provide inpatient and outpatient rehabilitation services pursuant to contracts with hospitals. Effective March 26, 1993, the Company's Board of Directors approved and adopted a plan to discontinue its diagnostic imaging services division and sold all related assets, except accounts receivable, effective September 30, 1994.




PROPERTIES


         The Company's principal executive offices are located at 38 Pond Street, Franklin, Massachusetts. This office contains approximately 7,500 square feet of space which the Company currently leases on five year lease expiring January 2002. In addition, the Company currently operates thirteen outpatient rehabilitation facilities all of which are leased facilities typically located in a medical office building or shopping center. The Company's typical clinic occupies approximately 1,200 to 7,500 square feet of space with an average of approximately 3,200 square feet of space per location. Each clinic employs one or more licensed physical and/or occupational therapists, including a therapist who is the facility manager, office personnel, aides and, at certain clinics, athletic trainers, exercise physiologists and other appropriate personnel.

         Set forth below is certain information concerning the Company's outpatient facilities as of September 30, 1996.


Outpatient Rehabilitation Facilities


         LOCATION                           SQ. FT.           YEAR OPENED

         Attleboro, MA                      2,800               1971
         Leominster, MA                     3,400               1990
         Pittsfield, MA                     2,500               1992
         West Bridgewater, MA               3,500               1978
         Worcester, MA                      1,200               1992
         Philadelphia, PA                   7,000               1992
         Millersburg, PA                    7,500               1993
         Mechanicsburg, PA                  3,700               1993
         Shermans Dale, PA                  2,700               1993
         Wilmington, DE                     1,600               1993
         Newark, DE                         3,900               1993
         Newark, DE                         1,700               1993
         Boca Raton, FL                     1,875               1992



EMPLOYEES


         As of December 31, 1996, the Company employed 160 full and part-time persons, 113 of whom are licensed therapists, assistants and aides at the Company's outpatient facilities, 28 of whom function in administrative capacities at such outpatient facilities and 19 of whom are employed in the Company's executive office. None of the Company's employees are represented by a labor union, and the Company is not aware of any current activities to unionize its employees. Management of the Company considers the relationship between the Company and its employees to be good.


         In the states in which the Company's current clinics are located, persons performing physical and occupational therapy services are required to be licensed by the state. All persons currently employed by the Company and its clinics who are required to be licensed are licensed, and the Company intends that all future employees who are required to be licensed will be licensed. Management is not aware of any federal licensing requirements applicable to its employees. The Company carries professional liability insurance for its licensed personnel.


LEGAL PROCEEDINGS

         The Company is a party to pending legal proceedings, arising from the normal business operations of the Company. Management believes these proceedings will not have a material impact on the financial condition and results of operations of the Company.


                                   MANAGEMENT


         NAME                           AGE          POSITION


         James Kenney                   53          Chairman of the Board(1)(3)
         Robert M. Whitty               40          President
         Joel Friedman                  55          Director(1)
         Sidney Dworkin                 74          Director(2)
         Paul W. Frankel, M.D., Ph.D.   47          Director(1)(3)
         Goodhue W. Smith, III          46          Director(1)(2)
         Raymond L. LeBlanc             40          Treasurer, Secretary  and
                                                      Chief Financial Officer


--------------
(1)      Member of the Executive Committee

(2)      Member of the Audit Committee

(3)      Member of Compensation Committee



         JAMES KENNEY became a director in March 1993 and Chairman of the Board of Directors on November 1, 1996. Mr. Kenney is currently an Executive Vice President of San Jacinto Securities in Dallas, TX. From February 1992 until June 1993, he had been a partner of Renaissance Capital Group, Inc., a Dallas money Management firm. From 1989 to February 1992, Mr. Kenney was Senior Vice President of Capital Institutional Services Inc., a brokerage firm located in Dallas, Texas that provides third-party financial and business research. Mr. Kenney is also a director of Amerishop Corp., Coded Communications Corp., Industrial Holdings, Inc., Prism Group, Inc., Scientific Measurement Systems, Inc., Appoint Technologies, Inc., Technol Medical Products, and Tricom, Inc.

         JOEL FRIEDMAN, became a director of the Company in December 1991. He was Chairman and Chief Executive Officer from July 1994 to June of 1996. Mr. Friedman has been involved for the past twenty five years in the financing and management of several public and private companies and real estate ventures, most recently, and for at least the past five years through Friedman Enterprises, Inc. and Founders Capital Corporation. Mr. Friedman is also a member or the Board of Directors of 3D Geophysical, Inc.

         ROBERT M. WHITTY was elected President in November 1995. Mr. Whitty has been a vice president of the Company since 1994. Prior thereto, Mr. Whitty provided consulting services for various health care companies, which services included financial planning, strategic planning, acquisitions and business development. Mr. Whitty has over 18 years of experience in the health care field.

         PAUL W. FRANKEL, M.D., PH.D., has been a member of the Board of Directors since July 1994. Dr. Frankel is currently, and has been since August 1993, the President of Life Extension Institute, Inc., a New York company specializing in preventive health services. From April 1992 to August 1993, Dr. Frankel was a Partner and the National Medical Director of Coopers & Lybrand. For the period May 1988 to February 1992, Dr. Frankel served in various positions for Metropolitan Life Insurance Company, ultimately serving as its Vice President and National Medical Director.

         GOODHUE W. SMITH, III has been a member of the Board of Directors since July 1994. In 1978, Mr. Smith founded Duncan-Smith Co., an investment banking firm in San Antonio, Texas and has since such time served as its Secretary and Treasurer. Mr. Smith is also a Director of Citizens National Bank of Milam County, and Ray Ellison Mortgage Acceptance Co.

         SIDNEY DWORKIN, was elected to the Board of Directors in March 1996. Dr. Dworkin was a founder, former President, Chief Executive Officer and Chairman of Revco, Inc. Between 1987 and the present, Dr. Dworkin has also served as Chief Executive Officer of Stonegate Trading, Inc., an importer and exporter of various health and beauty aids, groceries and sundries. Between 1988 and the present, Dr. Dworkin has served as Chairman of the Board of Advanced Modular Systems, which is engaged in the sale of modular buildings. Between June 1993 and the present, Dr. Dworkin has also served as Chairman of Global International, Inc., which is involved in the sale and leasing of modular buildings to hospitals and Chairman of the Board of Comtrex Systems, which is engaged in the provision of data processing services. In addition, between July 1988 and the present, Dr. Dworkin has served as Chairman of the Board of General Computer Corp., which is engaged in the marketing of data processing equipment. Dr. Dworkin also serves on the Board of Directors of CCA industries, Inc., Interactive Technologies, Inc., and Northern Technologies International Corporation, all of which are publicly-traded companies.


         RAYMOND L. LEBLANC has been Controller of the Company since March 1996, Treasurer and Chief Financial Officer since June 1996, and Secretary since November 1, 1996. Previously, since 1987, Mr. LeBlanc was Treasurer of Luzo Foodservice Corporation, a food manufacturer, retailer and distributor.

         Renaissance Capital Partners II Ltd. ("Renaissance") is currently entitled to designate two directors for nomination to the Company's Board of Directors, including a director that it is entitled to designate as the holder of a majority of the Company's Series A Preferred Stock (See "Descritption of Securities -- Preferred Stock -- Series A Preferred Stock"). Messrs. Kenney and Smith are designees of Renaissance.


         In 1995, the Board of Directors held five regularly scheduled and special meetings. All directors attended at least seventy-five percent (75%) of the total number of meetings of the Board of Directors and the committees on which they served. The Audit Committee met once during the Company's last fiscal year. This committee recommends to the Board of Directors a firm of independent accountants to audit the books and accounts of the Company. The Committee reviews the reports prepared by the independent accountants and recommends to the Board any actions deemed appropriate in connection with the reports. The Executive Committee of the Board of Directors of the Company was formed in 1995 to take such action and carry out such duties and responsibilities as may be undertaken, in the discretion of such Committee, by the Board of Directors. During 1995, this committee met once. The Board of Directors has no standing nomination committee, or other committee performing similar functions. However, the Board of Directors, meeting as a whole, constitutes a committee for the issuance of options and other awards under the Company's Stock Incentive Plan and Stock Option Plan. The non-employee directors were entitled to receive directors fees in the amount of $500 per meeting throughout 1995 although no fees were paid during the year.

EXECUTIVE COMPENSATION

         The following summary compensation table sets forth, for the three fiscal years ended December 31, 1996, the cash compensation of each Executive Officer of the Company whose total salary and bonuses exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           Long Term Compensation
                           Annual Compensation                             Awards                     Payouts
================================================================================================================================
Name and Principal   Year         Salary        Bonus     Other Annual   Restricted      Options/    LTIP Payouts   All Other
Position                                                  Compensation      Stock          SARs                      Compen-
                                                                           Awards                                    sations

--------------------------------------------------------------------------------------------------------------------------------
Joel Friedman,      1996         $53,366         0            0              0           787,667(4)       0            0
Chairman of the     1995          75,000         0            0              0             0              0            0
Board and Chief     1994            0            0            0              0         1,250,000          0            0
Executive Officer(1)
--------------------------------------------------------------------------------------------------------------------------------
Alan Mantell        1995         $120,000        0            0              0           787,667(4)       0            0
Chief Executive
Officer(2)
--------------------------------------------------------------------------------------------------------------------------------
Robert W. Whitty,   1996         $140,000        0            0              0           781,666          0            0
President(3)        1995          106,000        0            0              0             0              0            0
================================================================================================================================

(1) Joel Friedman was Chief Executive Officer of the Company from July 1994 to June 1, 1996.
(2) Mr. Mantell was Chief Executive Officer of the Company from June 1996 through November 1996.
(3)  Mr. Whitty was elected President of the Company in November 1995.
(4) Options to acquire 500,000 shares awarded to each of Messrs. Friedman and Mantell expired unexercised upon termination of employment in November 1996.

         The aggregate amount of any miscellaneous compensation not set forth in the table or the description of benefit plans, including any personal benefits valued at their incremental cost to the Company, received in 1995 by any executive officers included in the above table did not exceed 10% of such person's 1995 cash compensation.

1989 Stock Incentive Plan

         Under its 1989 Stock Incentive Plan (the "Plan"), the Company grants awards of Common Stock to those persons determined by the Board of Directors to be key employees who are responsible for the management and growth of the company. The size of the award is generally determined on the basis of the level of responsibility of the employee. Types of awards include non-statutory stock options, incentive options (qualifying under Section 422 A of the Internal Revenue Code of 1986), restricted stock awards and stock appreciation rights
(SARs). Options and stock appreciation rights generally expire ten years from the grant date and unless otherwise provided, are exercisable on a cumulative basis with respect to 20% of the optioned shares on each of the five anniversaries after the grant date. Restrictions on restricted stock awards generally lapse with respect to 20% of the shares subject to the award after the expiration of each year following the grant date and the portions of such awards for which restrictions have not lapsed are subject to forfeiture upon termination of employment. The Company may grant options to purchase an aggregate of 500,000 shares of Common Stock under the Plan, 380,000 of which are currently available for grant. No stock options or other awards under the Plan were granted during 1996, nor were any options exercised by the individuals named in the Summary Compensation Table during 1996.

1994 Stock Option Plan


         The Company adopted the 1994 Stock Option Plan (the "1994 Plan") effective November 3, 1994. The terms and conditions of the 1994 Plan are substantially identical to the 1989 Plan, except that the 1994 Plan does not provide for granting of SAR's. In September 1996, the Company accepted the surrender of options to acquire 833,333 shares under the 1994 Plan and issued options to acquire 2,250,000 shares, as set forth in the table below. Options to acquire 1,000,000 shares granted in September 1996 expired unexercised in November 1996. As of December 31, 1996, options to acquire 1,449,999 were available for grant under the 1994 Plan.

         The following table sets forth information concerning grants of options by the Company in 1996:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         Percentage of           Exercise
                                 Number of                   Total                  or
                                 Securities                 Options                Base
                                 Underlying               Granted to              Price
                                  Options                  Employees               per              Expiration
      Name                        Granted               in Fiscal Year            Share                Date
--------------------------------------------------------------------------------------------------------------
                                   37,667                                          $.28              2/01/01
        J. Friedman              750,000(1)                   34%                   .38              9/01/06
--------------------------------------------------------------------------------------------------------------
                                   37,667                                           .28              2/01/01
        A. Mantell               750,000(1)                   34%                   .38              9/01/06
--------------------------------------------------------------------------------------------------------------
                                   31,666                                           .28              2/01/01
         M. Whitty               750,000(1)                   32%                   .38              9/01/06
--------------------------------------------------------------------------------------------------------------

----------------------------

(1) Granted under the 1994 Plan. Of the 750,000 options granted, 250,000 vested immediately and the remaining 500,000 were to vest as determined by the Board of Directors. The unvested options of Messrs. Friedman and Mantell expired unexercised upon their termination of employment with the Company in November 1996.

         The following table sets forth information concerning any exercise of stock options during the Company's fiscal year ended December 31, 1996 by the Named Executive Officers, the number and value of options owned by the named individuals and the value of any in-the-money unexercised stock options as of December 31, 1996:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR

                                                                                                    Value of Unexercised
                                                              Number of Unexercised               In-the-money Options at
                                                           Options Held at 12/31/96                 December 31, 1996(1)
=================================================================================================================================
                         Shares            Value          Exercisable       Unexercisable      Exercisable      Unexercisable
                      Acquired on        Realized
                        Exercise
---------------------------------------------------------------------------------------------------------------------------------
J. Friedman                35,714             $3,571         251,912            0                   $191              --
---------------------------------------------------------------------------------------------------------------------------------
A. Mantell                 0                 0               287,666            0                    3,766            --
---------------------------------------------------------------------------------------------------------------------------------
R.M. Whitty                0                 0               281,666            500,000              3,166             0
=================================================================================================================================

(1) Based on the average bid and ask price on the NASDAQ Small-Cap Market of the Company's common stock on that date ($0.38).


Compensation of Directors


         Non-employee directors are entitled to receive $500 per meeting of the Board of Directors attended, which fees were waived during 1996. In September 1996, the Board of Directors made stock awards to its outside directors at a rate of 25,000 shares for each year of service since 1993. Pursuant to such awards, Messrs. Kenney, Frankel, Smith, and Dworkin received 100,000 shares, 100,000 shares, 75,000 shares and 25,000 shares respectively .

         Under the Company's stock option plans, directors who are not employees of the Company (other than directors who are members of the Stock Option
Committee of the particular plan) are eligible to be granted non-qualified options under such plan. The Board of Directors or the Stock Option Committee (the "Committee") of each plan, as the case may be, has discretion to determine the number of shares subject to each nonqualified option (subject to the number of shares available for grant under the particular plan), the exercise price thereof (provided such price is not less than the par value of the underlying shares of Common Stock), the term thereof (but not in excess of 10 years from the date of grant, subject to earlier termination in certain circumstances), and the manner in which the option becomes exercisable (amounts, intervals and other conditions). Directors who are employees of the Company (but not members of the Committee of the particular plan) are eligible to be granted incentive stock options under such plans. The Board or Committee of each plan, as the case may be, also has discretion to determine the number of shares subject to each incentive stock option ("ISO"), the exercise price and other terms and conditions thereof, but their discretion as to the exercise price, the term of each ISO and the number of ISOs that may vest in any year is limited by the Internal Revenue Code of 1986, as amended.


                             PRINCIPAL STOCKHOLDERS


         The following table sets forth information at December 31, 1996 based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all executive officers and directors as a group. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

===================================================================================================
Name and Address of                       Amount  and  Nature of        Percent of Class
Beneficial Owner                          Beneficial Ownership
---------------------------------------------------------------------------------------------------
Renaissance Capital Partners II, Ltd.       9,257,211/1/                   47.1%
8080 N. Central Expwy.
Suite 210-LB 59
Dallas, TX 75206
---------------------------------------------------------------------------------------------------
Joel Friedman                                 564,434/2/                   3.6%
---------------------------------------------------------------------------------------------------
Sidney Dworkin                                466,951/3/                   2.9%
---------------------------------------------------------------------------------------------------
James Kenney                                  170,000/4/                   1.1%
---------------------------------------------------------------------------------------------------
Dr. Paul Frankel                              170,000/5/                   1.1%
---------------------------------------------------------------------------------------------------
Goodhue W. Smith, III                         112,000/6/                   less than 1%
---------------------------------------------------------------------------------------------------
Robert M. Whitty                              281,666/7/                   1.8%
---------------------------------------------------------------------------------------------------
Alan Mantell                                  296,667/8/                   1.9%
---------------------------------------------------------------------------------------------------
All executive officers and directors as a   1,927,259/9/                  11.6%
group (7 persons)
===================================================================================================


/1/ Includes the right to acquire 4,098,217 shares issuable upon conversion of outstanding Series A Preferred Stock and Series B Preferred Stock.


/2/ Includes 251,912 shares subject to currently exercisable stock options and the right to acquire 27,475 shares upon conversion of Series A Preferred Stock. Also includes 98,903 shares of Common Stock owned by Mr. Friedman's children or which Mr. Friedman's children have the right to acquire upon conversion of shares of Series A Preferred Stock as to which Mr. Friedman disclaims beneficial ownership.

/3/ Includes 160,000 shares issuable upon a conversion of a convertible promissory note, 50,000 shares issuable upon exercise of warrants. Also includes 40,000 shares owned by a partnership of which Mr. Dworkin is a partner, 80,000 shares issuable upon conversion of a promissory note held by such partnership and 25,000 shares issuable upon exercise of warrants held by such partnership.

/4/  Includes 70,000 shares  subject to currently  exercisable stock options.

/5/  Includes 20,000 shares subject to currently exercisable stock options.

/6/ Includes 20,000 shares subject to currently exercisable stock options. Does not include 15,000 shares owned by Duncan-Smith Co., of which Mr. Smith is an officer.

/7/  Consists of currently exercisable stock options.

/8/  Includes currently exercisable stock options to acquire 287,667 shares.

/9/ Includes 643,618 shares subject to currently exercisable non-qualified stock options, the right to acquire 54,950 shares upon conversion of outstanding Series A Preferred Stock, 75,000 shares issuable upon exercise of warrants, and 240,000 shares issuable upon the conversion of convertible notes.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Effective June 30, 1994, certain holders of the Company's convertible debt, converted certain promissory notes from the Company into Common Stock of the Company and into a newly issued, Series A Preferred Stock. Directors and affiliates of the Company who participated in the conversion were as follows:

          Renaissance Capital Partners II, Ltd. ("Renaissance"): Convertible debt and accrued interest of $3,695,984 was converted into 5,000,000 shares of Common Stock and 1,195,984 shares of Series A Preferred Stock. The Series A Preferred Stock may be converted at any time, at the option of the holder thereof, into Common Stock at a conversion price of $.57 per share of Common Stock, subject to adjustment, on the basis of the par value of the Series A Preferred Stock of $1.00 per share. See "Description of Securities -- Preferred Stock -- Series A Preferred Stock."


          Joel Friedman (the Company's former Chairman and Chief Executive Officer): Convertible debt and accrued interest of $51,375 was converted into 71,429 shares of Common Stock and 15,661 shares of Series A Preferred Stock. Mr. Friedman's children collectively converted an identical amount of debt and accrued interest on identical terms.

          Christopher Harkins (the Company's former President): Convertible debt and accrued interest of $25,688 was converted into 51,375 shares of Common Stock of the Company.

          Diedre Benson (see below): Convertible debt and accrued interest of $555,722 was converted into 1,111,444 shares of Common Stock of the Company.


         On September 8, 1994, effective November 11, 1994, the Company entered into a Termination Agreement with Arnold E. Benson the ("Termination Agreement"), the former Chairman of the Board and Chief Executive Officer of the Company. In November 1994, Mr. Benson and his wife Diedre Benson sold an aggregate of 2,500,000 shares of Common Stock owned by Diedre Benson for an aggregate of $1,075,000. Mr. Benson received a payment from the Company of $175,000 as severance in consideration of the termination of his Employment Agreement.

         The Company granted to Healthcare Partners, Inc., a designee of Mr. Benson, on the Effective Date of the Termination Agreement, an option to purchase up to an aggregate of 400,000 shares of Commons Stock for $.50 per share for a period of three years. The Company also agreed to provide Mr. Benson with other benefits, including the payment of health, life and disability insurance costs through November 1996 and certain expenses in connection with the negotiation of the Termination Agreement. Mr. Benson and Mrs. Benson entered into a non-competition agreement with the Company with respect to certain activities effective for a period of two years from the effective date of the agreement. Mr. Benson resigned from the Board of Directors of the Company on November 11, 1994.

         On September 8, 1994, Renaissance loaned the Company $100,000 pursuant to a convertible promissory note, convertible at the option of Renaissance into Common Stock at a conversion price of $0.33 per share. On October 24, 1994, the Company exchanged the convertible promissory note for 100,000 shares of Series B Preferred Stock. Additionally, Renaissance invested $400,000 to acquire 400,000 shares of Series B Preferred Stock. The Series B Preferred Stock may be converted at any time, at the option of the holder thereof, into Common Stock at a conversion price of $0.25 per share, subject to adjustment, on the basis of the par value of the Series B Preferred Stock of $1.00 per share. See "Description of Securities -- Preferred Stock --Series B Preferred Stock." James Kenney, a Director of the Company was, until June 1993 a general partner of Renaissance. Renaissance has the right to designate two members for nomination to the Board of Directors of the Company. Mr. Kenney and Goodhue W. Smith, III are currently the designees of Renaissance to the Board.

         Under the terms of the Series A Preferred Stock and the Series B Preferred Stock, the Company has agreed that it will not issue in excess of 1,500,000 additional shares of Common Stock in any single transaction or related series of transactions without the consent of the majority holders of the Series A Preferred Stock and the Series B Preferred Stock. Renaissance owns a substantial majority of the Series A Preferred Stock and is the sole holder of the outstanding shares of Series B Preferred Stock of the Company.

         In January 1995, Sidney Dworkin, a director of the Company, loaned the Company $100,000 pursuant to a convertible promissory note and received warrants to purchase 50,000 shares of Common Stock for $0.75 per share. In August 1995, Mr. Dworkin exchanged the note for 80,000 shares of Common Stock and a convertible promissory note in the principal amount of $80,000. In addition, a partnership in which Mr. Dworkin is a partner loaned the Company $50,000 under the same terms and received a warrant to purchase 25,000 shares of Common Stock for $0.75 per share. In August, 1995, the note was exchanged for 40,000 shares of Common Stock and a convertible promissory note in the amount of $40,000.

         In November 1995, Joel Friedman, then the Chairman and Chief Executive of the Company, and Robert M. Whitty, the President of the Company, jointly and severally guaranteed those accounts receivable of the Company that were pledged to Capital Factors, Inc., a lender to the Company. The amount of the line of credit secured by the Company's accounts receivable is $500,000. In January 1996, additional guarantees were provided by Messrs. Friedman and Whitty in connection with an additional line of credit secured by receivables in the amount of $750,000. Subsequent to Mr. Friedman resignation on November 1, 1996 as the Company's Chairman and as an officer of the Company, Mr. Friedman's guarantees were released.


         At the end of December 1995, Joel Friedman and Alan Mantell, then Chief Operating Officer of the Company, each loaned the Company $30,000 to fund certain obligations of the Company. The loans were repaid at the beginning of January 1996.


         In April of 1996, the Company executed a promissory note in favor of Renaissance in connection with a $500,000 line of credit. Pursuant to the promissory note, the Company is obligated to pay interest on the unpaid monthly balance of the line of credit at the rate of 10% per annum, computed in arrears, with the entire principal balance plus any unpaid interest due in full on April 17, 1999. As of December 31, 1996, $340,000 had been advanced to the Company under these arrangements. Of this amount, $265,000 was loaned by Renaissance, and the balance by the following persons participating in the loan: Alan Mantell, $15,000; Joel Friedman, $15,000; Goodhue Smith, a member of the Board of Directors, $20,000; and Duncan-Smith Co., an entity affiliated with Mr. Smith, $25,000. In September and December 1996, the Company issued to Renaissance and the other participants in the Renaissance credit line shares of Common Stock in consideration of their loans to the Company, as follows:
Renaissance, 159,000 shares; Mr. Mantell, 9,000 shares; Mr. Friedman, 9,000 shares; Mr. Smith, 12,000 shares; and Duncan-Smith Co., 15,000 shares.



                            DESCRIPTION OF SECURITIES

GENERAL


         The Company is authorized to issue 50,000,000 shares of Common Stock, $.012 par value per share and 10,000,000 shares of Preferred Stock, $1.00 par value per share. As December 31, 1996, there were 15,573,535 shares of Common Stock outstanding and 1,227,305 shares of Series A Preferred Stock and 500,000 shares of Series B Preferred Stock outstanding.


COMMON STOCK


         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having liquidation preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby, when issued against the consideration therefor, will be, fully paid and nonassessable.


         Reverse Stock Split

         At the Company's 1996 Annual Meeting, stockholders approved an amendment to the Company's charter pursuant to which the Board of Directors is authorized, without further action by stockholders, to effect a reverse split of the Common Stock at a rate of one share of new Common Stock for a whole number of shares of existing Common Stock of between two and ten, in the discretion of the Board of Directors. If a reverse stock split were effected, the exercise or conversion rate of the Company's outstanding convertible preferred stock, convertible notes, options and warrants would be appropriately adjusted. The Board of Directors has not yet made a determination to effect such reverse stock split or, if effected, the rate of the reverse split.

PREFERRED STOCK

         The Company is authorized to issue preferred stock with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any additional shares of its preferred stock. See "Certain Relationships and Related Transactions."

         Pursuant to the foregoing authority, the Board of Directors of the Company has designated a Series A Preferred Stock and a Series B Preferred Stock. The following discussion of the terms of the Series A Preferred Stock and Series B Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of Preferred Stock relating thereto which is filed as an exhibit to the registration statement of which this Prospectus forms a part.

         Series A Preferred Stock

         There are authorized and outstanding 1,227,305 shares of the Company's Series A Preferred Stock, par value $1.00 per share.

         Conversion. Each share of Series A Preferred Stock is convertible at any anytime, at the option of the holder, into the number of shares of Common Stock obtained by dividing $1.00 by the conversion price then in effect. The conversion price was originally $.75 per share. If and whenever the Company issues shares of Common Stock (except shares issued pursuant to options and/or shares under the Company's profit sharing plan) for consideration less than the conversion price, the conversion price is reduced to the per share consideration received by the Company in respect of any such issuance. If the Company issues shares of Common Stock without consideration, the conversion price is reduced such that a holder of Series A Preferred Stock will have the right to convert such stock into the same percentage of the outstanding Common Stock as such holder would have held had its Series A Preferred Stock been converted just prior to such issuance. If the Company issues shares of Common Stock for property other than cash, the amount of the consideration deemed received by the Company for purposes of these provisions is the fair market value of such property.

         The Company has issued Common Stock below the initial conversion price of the Series A Preferred Stock. The holders of the Series A Preferred Stock have agreed, as of December 1, 1996, that the conversion price of the Series A Preferred Stock will be $0.57, notwithstanding that, by the terms of the Series A Preferred Stock, the issuance of Common Stock by the Company should have resulted in a lower conversion price. Such agreement does not constitute a waiver of the rights of the holders of Series A Preferred Stock in respect of any future issuances of Common Stock.

         In the case of any capital reorganization, reclassification of the stock of the Company, consolidation or merger or sale, exchange, lease, transfer or other disposition of all or substantially all of the property and assets of the Company, or the participation by the Company in a share exchange as the company to be acquired, the Series A Preferred Stock will be convertible into the kind and number of shares of stock or other securities or property to which the holder of such shares would have been entitled to receive had the holder converted such shares into Common Stock immediately prior to the event.

         Mandatory Conversion. In the event the Company raises at least $1.5 million of equity at a price per share equal to or greater than the conversion price, the holders of the Series A Preferred Stock, upon notice by the Company, will be required to convert all shares of Series A Preferred Stock into Common Stock.

         Registration Rights. The holders of the Series A Preferred Stock have certain rights to demand registration under the Securities Act and to participate in the registration by the Company of its capital stock for its own account or for the account of its security holders.

         Board Representation. The holders of a majority of the Series A Preferred Stock outstanding have the right, at their option, to designate one director of the Company.

         Redemption. The Company has the right to redeem the Series A Preferred Stock, in whole or in part, at par value, on 30 days notice to each holder of such stock. Such redemption may not be sooner than 30 days nor later than 120 days following the filing with the Commission of the Company's most recent annual report on Form 10-K. In the event that less than all shares of Series A Preferred Stock are to be redeemed, such redemption will be pro rata among the holders such stock. If the Series A Preferred Stock is called for redemption, the right to convert such Series A Preferred Stock expires on the redemption date.

         Financial Limitation. The Company may not issue any additional preferred stock senior in priority of liquidation to the Series A Preferred Stock without the prior written approval of the holders of at least 50% of the outstanding Series A Preferred Stock.

         Dividends. The Company is required to pay quarterly dividends on the Series A Preferred Stock at a rate of 6% per annum. Such dividends are cumulative, with interest payable on unpaid dividends. No such dividends have as yet been declared or paid.


         Voting. Except as required by law or as specified in the Certificate of Designations, the holders of Series A Preferred Stock have no voting rights.


         Series B Preferred Stock

         There are authorized and outstanding 500,000 shares of Series B Preferred Stock, par value $1.00 per share. The terms of the Series B Preferred Stock are the same as the terms of the Series A Preferred Stock, except as follows.


         Conversion. The initial conversion price of the Series B Preferred Stock was $0.33. The Company has issued Common Stock below the initial conversion price. The holder of the Series B Preferred Stock has agreed, as of December 1, 1996, that the conversion prices of the Series B Preferred Stock will be $0.25, notwithstanding that, by the terms of the Series B Preferred Stock, the issuance of Common Stock by the Company should have resulted in a lower conversion price. Such agreement does not constitute a waiver of the rights of the holder of the Series B Preferred Stock in respect of any future issuance of Common Stock.


         Mandatory Conversion. In the event the Company raises at least $1.5 million of equity at a price per share equal to or greater than $0.75, the holders of the Series B Preferred Stock, upon notice by the Company, will be required to convert all shares of Series B Preferred Stock into Common Stock. The Company's right to mandatory conversion under these provisions expires on December 31, 1996.

         Board Representation. The holders of the Series B Preferred Stock have no right to designate a director.

         Liquidation. In the event of a voluntary or involuntary liquidation, dissolution of winding up of the Company, the holders of the Series B Preferred Stock are entitled to receive out of the assets of the Company an amount per share equal to the par value of such shares, plus any accrued and unpaid dividends, before any payment is made or assets distributed to the holders of Common Stock.

TRANSFER AGENT

         The transfer agent for the Common Stock is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                              SELLING STOCKHOLDERS


         An aggregate of 300,000 shares of Common Stock issuable upon the exercise of Bridge Warrants may be offered and sold pursuant to this Prospectus by certain of the selling stockholders who receive Bridge Warrants in connection with the Bridge Financing. In addition, up to 533,333 shares of Common Stock issuable upon exercise of Rights, up to 5,217,164 shares of Common Stock acquired by certain Selling Stockholders from the Company or from a stockholder of the Company in private transactions and up to 296,520 shares of Common Stock issuable upon conversion of the Convertible Note may be offered by the Selling Stockholders. The Company will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Stockholders.


         The following table sets forth certain information with respect to the Selling Stockholders:


                                        BENEFICIAL
                                        OWNERSHIP OF                                      SHARES
                                        SHARES OF                                         BENEFICIALLY
                                        COMMON STOCK           SHARES TO BE SOLD IN       OWNED AFTER
SELLING STOCKHOLDER                     PRIOR TO SALE          THE OFFERING               THE OFFERING(1)
-------------------------------------------------------------------------------------------------------------------
Akst, Hymie                             80,000(2)              80,000(2)                        0

Atkins, Davit T., DDS                   23,255                 23,255                           0

Berke, Leonard                          170,000                170,000                          0

Bovers, Howard F.                       50,000(3)              50,000(3)                        0

Bushey, Michael                         50,000                 50,000                           0

Calcagno, Ann                           10,000                 10,000                           0

Cohen, Phyllis J.                       25,000                 25,000                           0

Dalessio, Anthony & Marilyn             17,000                 17,000                           0

Danzansky, Richard & Carolyn            50,000                 50,000                           0

Davies, Irving                          100,000                100,000                          0

Dworkin, Doris & Eliot                  70,000                 70,000                           0


Dworkin, Sidney                         321,951(4)             161,951(5)                 160,000


Falkner, Edward R.                      60,000                 60,000                           0


Frankel, Paul W. MD                     170,000(6)             150,000                     20,000

Friedman, Joel                          564,434(7)             177,144                    387,290


Gershman, Melvin Y.                     216,279                216,279                          0

Goldfarb, James M. & Ronda              25,000                 25,000                           0


G&S Metal Products Co., Inc.            450,000(8)             450,000(8)                       0


Goldstein, Arthur                       200,000                200,000                          0

Gottesman, Robert G.                    100,000                100,000                          0

Goulder, Morton E.                      50,000                 50,000                           0

Hankin, Joseph N.                       10,000                 10,000                           0

Harkins, Christopher                    25,000                 25,000                           0

Hast, David & Edele                     30,000                 30,000                           0


                                     - 30 -



Heiser, Marian                          58,139                 58,139                           0


Hoover, Sally                           261,111(9)             261,111(9)                       0


Jakhotia, Rashmi & Ramchandra           25,000                 25,000                           0

Joshi, Vinod S. & Manju                 6,400                  6,400                            0

Kaplan, Lee                             5,000                  5,000                            0


Kenney, James                           170,000(10)            100,000(10)                 70,000

Kogod, Martin                           261,279(11)            181,279(12)                 80,000


Kramer, Julius                          20,000                 20,000                           0

Krause, Elizabeth A.                    20,000                 20,000                           0

Lewis, Roger F.                         25,000                 25,000                           0

McLaughlin, Ann                         100,000                100,000                          0

Medical Resources Contract              210,400                210,400                          0
Services, Inc.


MDA Financial, Inc.                     50,000(13)             50,000(13)                       0


Michel, Beno                            25,000                 25,000                           0


Nadel, Renee                            25,000                 25,000                           0
Revocable Trust


Perlman, Jerold M., MD                  10,000                 10,000                           0

Polly, Harriet                          120,000                120,000                          0

Polly, Harvey                           100,000                100,000


Reichle, Kenneth M., Jr.                281,279(14)            241,279(15)                 40,000


Richter, Gerald                         58,139                 58,139                           0

Rosin, Robert M.                        50,000                 50,000                           0

Ryan, Cornelius                         100,000                100,000                          0

Scarvilli, Victor J.                    30,000                 30,000                           0

Schiller, Philip J.                     30,000                 30,000                           0

Schiller, Suzanne                       60,000                 60,000                           0

Schoke, James A.                        150,000                150,000                          0

Schwartz, Harry                         116,279                116,279                          0


Shapiro E. Donald                       162,500(16)            162,500(16)                      0

Sidelmar                                145,000(17)            65,000(18)                  80,000


Siegel, Roger P. (R&J Trust)            60,000                 60,000                           0

Silver, Daniel K.                       100,000                100,000                          0


Smith III, Goodhue                      112,000(19)            80,000(19)                  32,000

Strategic Growth International          150,000(20)            150,000(20)                      0



                                     - 31 -




Szekely, Laszio and Edith               10,000                 10,000                           0

Tribbitt, Richard and Vicky             120,000                120,000                          0


Van Wijck, Bert                         745,862(21)            745,862(21)                      0


Wood, Wesley                            50,000                 50,000                           0

Zimmerman, Oscar                        25,000                 25,000                           0


(1)  Assumes  all  of  the  shares  offered  hereby  are  sold  by  the  Selling
     Stockholders.

(2)  Includes 25,000 shares issuable upon exercise of warrants.

(3)  Consists of 50,000 shares issuable upon exercise of warrants.


(4) Includes 160,000 shares issuable upon conversion of convertible promissory notes, and 50,000 shares issuable upon exercise of warrants . Does not include shares beneficially owned by Sidelmar, a partnership in which Mr. Dworkin is a partner.



(5)  Includes 50,000 shares issuable upon exercise of warrants.

(6)  Includes 20,000 shares subject to currently exercisable options.



(7) Includes 251,912 shares subject to currently exercisable options and the right to acquire 27,475 shares upon conversion of Series A Preferred Stock. Also includes 98,903 shares beneficially owned by Mr. Friedman's children on which Mr. Friedman's children have the right to acquire upon conversion of shares of Series A Preferred Stock, as to which he disclaims beneficial ownership.

(8)  Includes 50,000 shares issuable upon exercise of warrants.

(9)  Includes 83,333 shares issuable upon exercise of options.



(10) Includes 70,000 shares subject of currently exercisable options.

(11) Includes 80,000 shares issuable upon conversion of convertible promissory notes and 25,000 shares issuable upon exercise of warrants.

(12) Includes 25,000 shares issuable upon exercise of warrants.

(13) Consists of 50,000 shares issuable upon exercise of warrants.

(14) Includes 40,000 shares issuable upon conversion of convertible promissory notes and 12,500 shares issuable upon exercise of warrants.

(15) Includes 12,500 shares issuable upon exercise of warrants.

(16) Includes 12,500 shares issuable upon exercise of warrants.

(17) Includes 80,000 shares issuable upon conversion of convertible promissory notes and 25,000 shares issuable upon exercise of warrants.

(18) Includes 25,000 shares issuable upon exercise of warrants.

(19) Includes 20,000 shares subject to currently exercisable options. Does not include 15,000 shares owned by Duncan-Smith Co., of which Mr. Smith is an officer.

(20) Consists of 150,000  shares  issuable upon  exercise of warrants.

(21) Includes 296,520 shares issuable upon exercise of the Convertible Note.

         Joel Friedman has been a director of the Company since December 1991, was Chairman of the Board of Directors from July 1994 through November 1, 1996 and was Chief Executive Officer of the Company from July 1994 to June 1, 1996. Christopher Harkins was President of the Company from December 1990 through November 1995. Sidney Dworkin has been a director of the Company since March 1996. Dr. Paul W. Frankel has been a director of the Company since July 1994. Mr. Goodhue Smith III has been a director of the Company since July 1994. James Kenney has been a director of the Company since March 1993.



                              PLAN OF DISTRIBUTION


         The Common Stock held by the Selling Stockholders and the Common Stock issuable to the Selling Stockholders upon exercise of the Rights and conversion of the Convertible Note may be offered and sold from time to time as market conditions permit in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. The shares offered hereby may be sold by one or more of the following methods, without limitation: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Such broker or dealers may receive commissions or discounts from Selling Stockholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales.



                                  LEGAL MATTERS


         The legality of the Common Stock offered hereby will be passed upon for the Company by Bible, Haney, Hoy, Trachok, Wadhams & Woloson.



                                     EXPERTS

         The financial statements as of December 31, 1995 and 1994, and for each of the two years in the period ended December 31, 1995 included in this prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission, Washington, D.C. (the "Commission") a registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act with respect to the shares of Common Stock offered by this Prospectus. This Prospectus, filed as part of such Registration Statement, does not contain all of the information set forth in, or annexed as exhibits, to, the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of the Registration Statement may be obtained from the Commission at its principal office upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each statement is qualified in all respects by reference to the applicable document filed with the Commission.

                          INDEX TO FINANCIAL STATEMENTS

Consolidated Health Care Associates, Inc.

Audited Financial Statements:

  Independent Auditors' Report                                      F-2

  Consolidated statements and notes as of December 31, 1995 and 1994 and for the years then ended:

           Consolidated Balance Sheets                              F-3

           Consolidated Statements of Operations                    F-4

           Consolidated Statements of Stockholders' Equity          F-5

           Consolidated Statements of Cash Flows                    F-6


           Notes to Consolidated Financial Statements               F-7 to F-15



Unaudited Financial Statements:


   Condensed Consolidated Balance Sheets -- September 30, 1996      F-17
   and December 31, 1995

   Condensed Consolidated Statements of Operations --
   Nine Months ended September 30, 1996 and 1995                    F-18

   Condensed Consolidated Statements of Cash Flows --
   Nine Months ended September 30, 1996 and 1995                    F-19


   Notes to Condensed Consolidated Financial Statements             F-20

                        Report of Independent Accountants


To the Board of Directors and Stockholders of Consolidated Health Care Associates, Inc.


In our opinion, the accompanying consolidated financial statements appearing on pages F-3 through F-15 present fairly, in all material respects, the financial position of Consolidated Health Care Associates, Inc. and its subsidiaries at December 31, 1995 and 1994 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 15 to the financial statements, the Company's ability to meet all its obligations as they become due is dependent on the continued availability of financing arrangements for factoring receivables and on the availability of other sources of financing. These financing uncertainties raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Price Waterhouse LLP

Providence, RI
April 5, 1996

-----------------------------------------------------------------------------------------------------------------

                                   CONSOLIDATED HEALTH CARE ASSOCIATES, INC.

-----------------------------------------------------------------------------------------------------------------
                         CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1995 AND 1994
-----------------------------------------------------------------------------------------------------------------
   ASSETS:                                                                                1995             1994
   ------                                                                                 ----             ----
      Current assets:
        Cash                                                                        $   85,557       $  213,141
        Accounts receivable (net of allowance of $815,000 in 1995 and
            $995,000 in 1994)                                                        2,016,846        2,156,165
        Other current assets                                                           218,316           66,673
                                                                                    ----------     ------------

        Total current assets                                                         2,320,719        2,435,979
                                                                                    ----------       ----------

      Property and equipment, at cost:
        Equipment                                                                    1,292,487        1,156,912
        Less accumulated depreciation and amortization                                (694,903)        (538,903)
                                                                                     ---------        ---------
        Property and equipment, net                                                    597,584          618,009
                                                                                     ---------        ---------

      Other assets:
        Goodwill (net accumulated amortization of $309,290 in 1995 and
           $235,175 in 1994)                                                         2,503,515        2,577,630
         Other                                                                         144,979          237,996
                                                                                    ----------       ----------

       Total other assets                                                            2,648,494        2,815,626
                                                                                    ----------       ----------


      TOTAL                                                                         $5,566,797       $5,869,614
                                                                                    ==========       ==========
-----------------------------------------------------------------------------------------------------------------
   LIABILITIES AND STOCKHOLDERS' EQUITY:
      Current liabilities:
        Short-term debt and current portion of long-term debt                       $  521,248       $  620,941
        Accounts payable                                                               799,888          305,740
        Accrued personnel costs                                                        326,468          370,129
        Accrued expenses and other liabilities                                         214,583          471,119
                                                                                    ----------       ----------


      Total current liabilities                                                      1,862,187        1,767,929
                                                                                    ----------       ----------

      Long-term debt                                                                 1,699,360        1,839,716
        Other liabilities                                                               26,998           15,756
                                                                                    ----------      -----------

      Total liabilities                                                              3,588,545        3,623,401
                                                                                    ----------       ----------
      Commitments and contingencies (Notes 6 and 10)

      Stockholders' equity:

        Common stock, $.012 par value, 50,000,000 shares authorized: issued
           14,702,306 in 1995, and 13,272,306 in 1994                                  176,428          159,268
        Preferred stock, 10,000,000 shares authorized; issued 1,727,305 in
           1995 and 1994                                                             1,727,305        1,727,305
        Additional paid-in capital                                                   7,661,116        7,337,382
        Accumulated deficit                                                         (7,499,097)      (6,890,242)
                                                                                    ----------        ---------
                                                                                     2,065,752        2,333,713


      Less-treasury stock, 700,000 shares, at cost                                     (87,500)         (87,500)
                                                                                    ----------      -----------
      Total stockholders' equity                                                     1,978,252        2,246,213
                                                                                    ----------       ----------


      TOTAL                                                                         $5,566,797       $5,869,614
                                                                                    ==========       ==========

-------------------------------------------------------------------------------
See notes to consolidated financial statements.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                       CONSOLIDATED HEALTH CARE ASSOCIATES, INC.
-------------------------------------------------------------------------------------------------------------------------
                                         CONSOLIDATED STATEMENTS OF OPERATIONS
                                    FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
-------------------------------------------------------------------------------------------------------------------------
                                                                                       1995                     1994
                                                                     ----------------------------------------------------
Revenue, net (Note 4)                                                              $ 8,617,798              $ 7,796,975
                                                                                   -----------              -----------

Cost and expenses:
  Operating costs                                                                    7,244,196                6,613,211
  Administrative and selling costs                                                   1,641,099                1,488,384
  Depreciation and amortization                                                        230,115                  340,999
  Write-off of acquisition goodwill (Notes 1 and 3)                                      -                    3,056,439
  Contract settlement                                                                    -                      325,000
                                                                                  ------------              -----------

Total operating costs                                                                9,115,410               11,824,033
                                                                                  ------------              -----------


Operating loss                                                                        (497,612)              (4,027,058)
                                                                                  ------------              -----------


Interest expense, net                                                                 (183,023)                (449,514)
Other income, net                                                                       81,780                   -
                                                                                  ------------              -----------
                                                                                      (101,243)                (449,514)
                                                                                  ------------              -----------

Loss before income taxes and discontinued operations                                  (598,855)              (4,476,572)

Income tax provision                                                                    10,000                   13,000
                                                                                  ------------              -----------

Net loss from continuing operations                                                   (608,855)              (4,489,572)

Discontinued operations (Note 2):
  Loss from operations of discontinued diagnostic
  imaging services division                                                              -                      (92,357)
                                                                                  ------------              -----------

Net loss                                                                             ($608,855)             ($4,581,929)
                                                                                  ============              ===========

Net loss per share:
  Continuing operations                                                                  ($.05)                   ($.52)
  Discontinued operations                                                                -                         (.01)
                                                                                  ------------              -----------


Net loss per share                                                                       ($.05)                   ($.53)
                                                                                  ============              ===========


-------------------------------------------------------------------------------
See notes to consolidated financial statements.
-------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                         CONSOLIDATED HEALTH CARE ASSOCIATES, INC.
-----------------------------------------------------------------------------------------------------------------------------
                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                      FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994
-----------------------------------------------------------------------------------------------------------------------------
                                                                                           Additional
                                       Common           Preferred         Treasury          Paid-In          Accumulated
                                        Stock             Stock            Stock            Capital            Deficit
-----------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1993                $ 73,715                           ($87,500)        $4,247,103       ($2,308,313)

Common stock issued                         85,553                                             3,090,279

Preferred stock issued                                    $1,727,305

Net loss for the year                                                                                           (4,581,929)
                                          --------        ----------         ---------        -----------      -----------
Balance, December 31, 1994                 159,268         1,727,305          (87,500)         7,337,382        (6,890,242)

Common stock issued                         17,160                                               323,734

Net loss for the year                                                                                             (608,855)

Balance, December 31, 1995                $176,428        $1,727,305         ($87,500)        $7,661,116       ($7,499,097)
                                          ========        ==========         ========         ==========       ===========

-------------------------------------------------------------------------------
See notes to consolidated financial statements.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                       CONSOLIDATED HEALTH CARE ASSOCIATES, INC.
-------------------------------------------------------------------------------------------------------------------------
                                         Consolidated Statements of Cash Flows
                                    For the Years Ended December 31, 1995 and 1994
-------------------------------------------------------------------------------------------------------------------------
                                                                                     1995                       1994
-------------------------------------------------------------------------------------------------------------------------

Cash Flows From Operating Activities:


Net loss                                                                            ($608,855)              ($4,581,929)


Adjustments to reconcile net cash from operating activities:
  Depreciation                                                                        156,000                   296,948
  Amortization                                                                         74,115                   197,051
  Loss on disposal of fixed assets                                                      2,500                         -
  Write-off of goodwill                                                                     -                 3,056,439
  Noncash interest expense                                                             18,277                   234,939
  Gain on debt restructuring                                                          (31,372)                        -
  Non-cash charge for 401K contribution                                                79,500                    35,660
  Decrease in other assets                                                            139,319                   973,810
  (Increase) decrease in other current assets                                        (151,643)                   57,819
  Decrease in other assets                                                             93,017                    14,641
  Increase in accounts payable, accrued personnel costs,
    accrued expenses, and other liabilities                                           203,504                    13,498
                                                                                    ---------               -----------


  Net cash provided by operating activities                                            25,638                   298,876
                                                                                    ---------               -----------

Cash Flows From Investing Activities:

  Purchases of equipment                                                             (138,075)                  (70,481)
                                                                                    ---------               -----------

Cash Flows From Financing Activities:

  Proceeds from issuance of debt                                                      335,000                   325,000
  Proceeds from issuance of common stock                                              125,000                         -
  Proceeds from issuance of preferred stock                                                 -                   448,161
  Principal payments on debt                                                         (423,871)               (1,749,051)
                                                                                    ---------               -----------

  Net cash provided by (used for) financing activities                                 36,129                  (975,890)
                                                                                    ---------               -----------


  Net decrease in cash                                                               (127,584)                 (747,495)
  Cash, beginning of year                                                             213,141                   960,636
                                                                                    ---------               -----------
  Cash, end of year                                                                 $  85,557               $   213,141
                                                                                    =========               ===========
    See note 5 for information regarding non-cash transactions
-------------------------------------------------------------------------------------------------------------------------
See notes to consolidated financial statements.


-------------------------------------------------------------------------------------------------------------------------

CONSOLIDATED HEALTH CARE ASSOCIATES, INC.
Notes to Consolidated Financial Statements
December 31, 1995 and 1994

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Consolidated Health Care Associates, Inc. (the Company or CHCA) is a provider of therapeutic rehabilitation services including physical, occupational and speech therapy. Services are provided on a local and regional basis through a network of outpatient clinics, as well as through managed rehabilitation contracts.

The following is a summary of significant accounting policies followed by the Company in the preparation of the consolidated financial statements.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, Consolidated Imaging Systems, Inc., Associated Billing Corporation, PTS Rehab Inc. and Consolidated Rehabilitation Services, Inc. All significant intercompany transactions and balances have been eliminated.

Revenues and Accounts Receivable

Revenues are recorded when services are provided at the estimated net realizable amounts from patients, third party payers and contracted agreements.


Substantially all of the Company's accounts receivable are due from third-party insurance companies or government agencies. During 1995, the Company began factoring with recourse all of the accounts receivable of Consolidated Rehabilitation Services, Inc. At December 31, 1995, the Company was contingently liable for approximately $327,000 of such accounts. A reserve of approximately $16,000 is included in the $815,000 allowance for doubtful accounts in the accompanying consolidated balance sheet at December 31, 1995, to provide for the estimated uncollectible portion of accounts receivable with recourse. Service fees charged by the factoring agent during 1995 totaled $18,722, and are included as interest expense on the accompanying consolidated statement of operations.


Property and Equipment

Property and equipment is recorded at cost. Depreciation is determined utilizing the straight-line method over the estimated useful lives of equipment, furniture and fixtures as follows:

                 Equipment                   3 - 10  years
                 Furniture and fixtures      5 - 10  years

When property or equipment is retired or otherwise disposed of, the cost and related accumulated depreciation is removed from the accounts with any resulting gain or loss reflected in net income. Maintenance and repairs are expensed as incurred.

Goodwill

The excess of the purchase price over the fair value of the net assets of acquired physical therapy clinics has been recorded as goodwill and is being amortized over 27-40 years using the straight-line method. Management believes this amortization period is reasonable for its clinics with profitable operations. When adverse events or changes in circumstances indicate that previously anticipated cash flows warrant reassessment, the Company reviews the recoverability of goodwill by comparing estimated undiscounted future cash flows from clinical activities to the carrying value of goodwill. If such cash flows are less than the carrying value of the goodwill, an impairment loss is measured as the amount by which goodwill exceeds the present value of estimated cash flows using a discount rate commensurate with the risks involved (Note 3).

Incomes Taxes

Incomes taxes are provided utilizing the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those differences are expected to be recovered or settled.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for allowance for doubtful accounts, depreciation and amortization, employee benefit plans, taxes, deferred taxes and contingencies.

Fair Value of Financial Instruments

The carrying amounts of cash, accounts receivable, accounts payable, accrued personnel costs, other accrued expenses, and other liabilities are reasonable estimates of their fair value because of the short maturity of those instruments. It is not practical for the Company to estimate the fair value of long-term debt without the Company incurring excessive costs.

New Accounting Pronouncements

The Financial Accounting Standards Board (the FASB) issued Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed of," (FAS 121) in March 1995. FAS 121 requires that long-lived assets and certain indefinite intangible assets be reviewed for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The entity must estimate the future cash flows expected to result from the use of the asset and its eventual disposition, and to recognize an impairment loss for any differences between the fair value of the asset and the carrying amount of the asset. FAS 121 will be adopted in 1996. The effect on the Company's financial position or results of operation from adoption of FAS 121 is not expected to be material.

The FASB issued Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," (FASB 123) in October 1995 effective for years beginning after December 15, 1995. Under provisions of FAS 123, the Company is not required to change its method of accounting for stock-based compensation. Management expects to retain its current method of accounting.

Reclassifications

Certain 1994 amounts have been reclassified to agree with the 1995 presentation.

2.   DISCONTINUED OPERATIONS

During 1993, the Company's Board of Directors approved a divestiture and restructuring program (the Divestiture Program) pursuant to which the Company's diagnostic imaging services to hospitals were discontinued. Remaining assets associated with this discontinued operation were sold effective September 30, 1994. Financial results of these operations have been classified in the Consolidated Statements of Operations as discontinued operations; revenue and income have been excluded from continuing operations.

Summary results of operations, which have been classified as discontinued operations, are as follows:

--------------------------------------------------------------------------------
                                 1995                        1994
--------------------------------------------------------------------------------
Revenue                           $ -                      $743,285
--------------------------------------------------------------------------------
Loss before income taxes            -                       (92,357)
--------------------------------------------------------------------------------
Net loss                            -                       (92,357)
--------------------------------------------------------------------------------

3.   GOODWILL

Goodwill was recorded during the period from 1991 through 1993 in conjunction with the Company's acquisitions of physical therapy clinics in Massachusetts, Pennsylvania, Delaware and Florida during that period. Since these acquisitions, the Company has experienced lower than anticipated patient volumes at certain clinics which it attributes to utilization constraints imposed by managed care and third party payers and the impact of new competitors in these geographic markets. Revenues at these facilities have also declined from management's original expectations at the time of the acquisitions because of the unanticipated increase in customers covered by managed care. Revenues have also been adversely affected by reductions in workers compensation and personal injury reimbursement rates.

These trends, which are expected to continue in the foreseeable future, have adversely impacted the Company's profitability in its Pennsylvania, Delaware and Florida clinics. As a consequence, during the fourth quarter of 1994, the Company revised its original projections developed at the time of acquisition to more accurately reflect the effects of these trends. The resulting cash flow projections indicated that the Company would not recover the goodwill attributable to certain of its clinics. Accordingly, the Company recorded an impairment charge of $3,209,439 during the fourth quarter of 1994. The majority of the clinics to which this impairment charge relates were acquired in 1993. Although the patient volumes and, therefore, revenues at these clinics during the first several months of 1994 were lower than anticipated when they were acquired, such shortfalls were initially attributed to adverse weather conditions and other nonrecurring factors and, therefore, were considered to be a temporary phenomenon. In the fourth quarter of 1994 it was determined that there were also factors of a more permanent nature, related primarily to managed health care and competition, to which a portion of these shortfalls at these clinics could be attributed. No such impairment charges were incurred during 1995.

Changes in goodwill during 1995 and 1994 are summarized as follows:

--------------------------------------------------------------------------------
                                   1995                       1994
--------------------------------------------------------------------------------
Balance, January 1,            $2,577,630                 $5,984,120
Goodwill amortization             (74,115)                  (197,051)
Goodwill write-off                                        (3,209,439)
                               -----------                 ----------

Balance, December 31,          $2,503,515                 $2,577,630
                               ==========                 ============
--------------------------------------------------------------------------------

4.       REVENUE, NET

Revenue is reported net of allowances as follows:

--------------------------------------------------------------------------------
                                        1995                     1994
--------------------------------------------------------------------------------
Revenue                             $11,659,001               $11,420,040
Allowances for contractual           (3,041,203)               (3,623,065)
and other adjustments               -----------               -----------

Revenue, net                        $ 8,617,798               $ 7,796,975
                                    ===========               ===========
--------------------------------------------------------------------------------

5.   SUPPLEMENTAL DISCLOSURE OF CASH FLOWS AND NONCASH ACTIVITIES

Cash paid for interest and income taxes is as follows:

                    -----------------------------------------------------
                                        1995                     1994
                    -----------------------------------------------------
                    Interest           $181,334                  $239,780
                    -----------------------------------------------------
                    Income taxes             --                    20,500
                    -----------------------------------------------------

During 1995, the Company issued 1,310,000 shares of common stock to reduce the outstanding principal of long-term debt by $345,688. Additionally, the Company issued 120,000 shares of common stock, valued at $71,250, to the Company's 401(k) plan.

During 1994, the Company issued 7,100,000 shares of common stock, 1,200,000 shares of Series A preferred stock and 500,000 shares of Series B preferred stock to reduce the outstanding principal and interest of long-term debt by $4.8 million. Additionally, the Company issued 53,075 shares of common stock, valued at $35,660 to the Company's 401(k) plan.

6.   LEASE COMMITMENTS

The Company leases clinic facilities under several non-cancelable operating leases expiring at various times between 1995 and 1999. Rent expense for these operating leases was $543,600 in 1995 and $695,100 in 1994.

Future minimum payments under non-cancelable facility operating leases for the five years subsequent to December 31, 1995 are:

                    -------------------------------------------------
                                                           OPERATING
                                                              LEASES
                    -------------------------------------------------
                       1996                                 $542,230
                       1997                                  412,978
                       1998                                  164,064
                       1999                                   28,842
                       2000                                    5,092
                                                          ----------
                    Total minimum lease payments          $1,153,206
                    -------------------------------------------------

7.       NOTES PAYABLE AND LONG-TERM DEBT

Notes payable and long-term debt consists of:

                                                                                            1995                1994
                                                                                            ----                ----

Convertible promissory notes (convertible into 537,105, shares of CHCA common stock)      $900,858             $999,559
with interest rate of 7-10% issued in connection with business acquisitions, payable in monthly installments through 2003

Convertible promissory notes (convertible into 255,123 of CHCA common stock) with          502,968              573,805
interest rate of 7-10% issued to employees in connection with business acquisitions, payable in monthly installments through 2001

Promissory notes issued in connection with business acquisitions, with average interest    396,600              550,051
rate of 7-10%, payable through 2001

Convertible promissory notes (convertible into 160,000 shares of CHCA common stock)        120,000              100,000
bearing interest of 10%, issued to a Director; principal due September 15, 1998

Demand notes with interest paid monthly at prime rate plus 4%                               89,432               89,432

Promissory note with interest rate of 12%, payable in monthly installments through 1999     65,750                    -

Convertible promissory notes (convertible into 80,000 shares of CHCA common stock)          60,000              125,000
bearing interest of 10% payable monthly; principal due September 15, 1998

Non-interest bearing loan payable to officers; paid in January 1996                         60,000                    -

Promissory note issued to an employee in connection with a business acquisition with             -               22,810
interest rate of 7%, payable in monthly installments through 1995

Non-interest bearing note payable with monthly payments through 1997                        25,000                    -
                                                                                            ------                -----

                                                                                         2,220,608            2,460,657
Less:  current portion of debt                                                            (521,248)            (620,941)
                                                                                         ---------            ---------
Long-term debt                                                                          $1,699,360           $1,839,716
                                                                                        ==========           ==========


Substantially all of the Company's assets are security for the above debt.

At December 31, 1995, the Company was in default for non-payment of principal and interest on several of its note payable obligations. Subsequently, the Company cured these defaults by renegotiating and extending the payment terms of these obligations, by issuing new convertible promissory notes and by remitting past-due payments of principal and interest. Accordingly, these notes have not been called by the noteholders.

In December 1994 and January 1995, the Company issued $500,000 of short-term notes, payable in September 1995. In connection with this financing, the Company issued warrants to purchase 300,000 shares of the Company's common stock at $0.75 per share. These warrants may be exercised at any time for a period of two years. During August and September 1995, certain holders of these short term notes exchanged $375,000 of the outstanding obligations for three- year 10% convertible promissory notes, payable on September 15, 1998. In conjunction with this transaction, $195,000 of these notes were converted into 780,000 shares of the Company's common stock. Additionally, the Company repaid $125,000 to note holders and raised equivalent funds by issuing 500,000 shares of the Company's common stock.

During 1995, a holder of a convertible promissory note, issued in conjunction with a business acquisition, exchanged approximately $26,000 of the outstanding obligation for 30,000 shares of the Company's common stock.

During 1995, the Company issued a new convertible promissory note for the outstanding balance of a promissory note. Under the convertible note, the outstanding balance may be converted into equivalent shares of the Company's common stock. No portion of the outstanding note was converted in 1995.

Aggregate annual long-term debt maturities for the next five years are:

          ----------------------------------------------------------
          Year Ending December 31,

          1996                                     $  521,248
          1997                                        191,292
          1998                                        654,784
          1999                                        211,928
          2000                                        228,979
          2001 and thereafter                         412,377
                                                   ----------
          Total                                    $2,220,608
                                                   ==========
          ----------------------------------------------------------

Interest expense on long-term debt for the years ended December 31, 1995 and 1994 was $177,367 and $449,514, respectively. Interest paid in cash amounted to $181,334 and $239,780 in 1995 and 1994 respectively. Total non-cash interest in 1995 of $18,277 was attributable to interest expense accrued but unpaid as of December 31, 1995. Total non- cash interest in 1994 was $234,939. In connection with the exchange of convertible debt as of June 30, 1994, the Company issued shares of its common and preferred stock in satisfaction of $209,734 of unpaid interest. The remaining $25,205 of non-cash interest expense was attributable to interest expense accrued but unpaid as of December 31, 1994.

In February 1996, the Company renegotiated a convertible promissory note and a promissory note, both of which were issued in connection with a business acquisition. Under the renegotiated agreements, the interest rate for these notes was increased to 9.5% and the term of the notes was extended to 2002. In consideration, the Company issued warrants to the noteholder to purchase 83,333 shares of the Company's common stock at $0.30 per share. The warrants may be exercised anytime for a period of 3 years. Additionally, the Company will issue to the noteholder $50,000 worth of the Company's common stock based upon market prices in effect as of the date of the renegotiated agreements. This transaction will be accounted for as a restructuring of debt in 1996.

The Company is currently renegotiating a convertible promissory note held by an employee. It is expected that this note, which was originally due in 1996, will be extended for five years with interest-only payments at 10% to be made in 1996 and 1997. In consideration, the Company will release the employee from non-compete agreements and will issue $30,000 worth of the Company's common stock based upon market prices in effect as of the date of the agreement. This transaction will be accounted for as a restructuring of debt in 1996.

During 1996, pursuant to an arbitration agreement, the Company entered into a three-year 12% note payable agreement for $65,750 with a vendor. Additionally, the Company will issue $65,750 worth of the Company's common stock to the vendor, based upon the market price of the stock at the time of the agreement.

8.   COMMON STOCK,  PREFERRED STOCK,  WARRANTS,  OPTIONS AND STOCK  APPRECIATION
     RIGHTS

Effective November 3, 1994, and as approved by the stockholders of the Company on June 20, 1995 the Company adopted the 1994 Stock Option Plan (the 1994 Plan). The 1994 Plan provides the Company the ability to grant options to purchase an aggregate of 3,000,000 shares of common stock. Types of grants under the 1994 Plan include non- statutory stock options, incentive stock options and restricted stock awards.

Options granted under the 1994 Plan shall become exercisable as determined by the Options Committee of the Board of Directors (the Committee). The Committee may, in any case or cases, prescribe that options granted under the 1994 Plan become exercisable in installments or provide that an option may be exercisable in full immediately upon the date of its grant.

At the end of 1994 the Company granted 1,800,000 options to its officers and directors to acquire the Company's stock at $.97 per share, the fair market value at the date of grant. At the time of the grant 600,000 were immediately vested with 1,000,000 of the balance to be vested only upon the achievement of certain future performance goals and 200,000 options ratably vested over the next four years. During 1995, 666,667 of these options expired due to the non-achievement of certain goals and the termination of an officer. Additionally, 50,000 options became vested in 1995 in accordance with the vesting schedule.

Due to the termination of an officer, 204,584 options issued prior to 1994 to the officer expired during 1995.

In connection with a 1993 private offering of 560,000 shares of the Company's common stock, a warrant to purchase 56,000 shares at $1.75 per share was issued to the underwriter associated with such offering. The warrants may be exercised at any time for a period of three years, expiring September 1996. Additionally, the Company issued options to purchase 150,000 shares to an investor relations firm at an average price of $2.00 per share. These options also expire in September, 1996.

In connection with the exchange of convertible debt as of June 30,1994, the Company issued 1,227,305 shares of Series A preferred stock. Additionally, on October 24,1994 the Company issued 500,000 shares of Series B preferred stock. The holders of the preferred stock have the right to convert such stock into Company common stock at a conversion price of $.75 per share (1.333 shares of common stock for each share of Series A) and $.33 per share (3.0 shares of common stock for each share of Series B) for Series A and Series B, respectively. The preferred stock requires cumulative dividends at the rate of 6% per annum. Cumulative dividends in arrears totalled $155,458 at December 31, 1995. No dividends were declared in 1995 or 1994; therefore, cumulative dividends in arrears are not recorded in the accompanying Consolidated Balance Sheet. In the event the Company raises in excess of $1.5 million additional equity at a per share price in excess of $.75, the holders of Series A and B preferred stock are required to convert their preferred stock into common stock.

A summary of option and warrants, collectively referred to as options, is as follows:

---------------------------------------------------------------------------------------
                                                          1995               1994
---------------------------------------------------------------------------------------
Options outstanding January 1                             3,169,084       1,213,084
         Granted                                            300,000       2,200,000
         Canceled                                          (871,251)       (244,000)
---------------------------------------------------------------------------------------
Options outstanding December 31,                          2,597,833       3,169,084
                                                          =========       =========
---------------------------------------------------------------------------------------
Price range for options granted during the year.               $.75      $.50 - .97
---------------------------------------------------------------------------------------
Options exercisable at December 31,                       2,014,567       1,901,517
---------------------------------------------------------------------------------------

A summary of stock appreciation rights ("SARs") is as follows:

---------------------------------------------------------------------------------------
                                                          1995               1994
---------------------------------------------------------------------------------------
SARs outstanding January 1                                    1,000           4,000
         Exercised                                           (1,000)         (2,400)
         Canceled                                                -             (600)
---------------------------------------------------------------------------------------
SARs outstanding December 31                                     -            1,000
                                                           ========           =====
---------------------------------------------------------------------------------------
SAR price for SARs exercised during the                       $0.37           $0.37
year.
---------------------------------------------------------------------------------------
SARs exercisable at December 31                                 -             1,000
---------------------------------------------------------------------------------------

9.   NET LOSS PER SHARE

Net loss per share is computed by dividing the net loss for the year, adjusted for undeclared cumulative preferred dividends, by the weighted average number of common shares outstanding during each year. The number of shares used in the computation for the years ended December 31, 1995 and 1994 is 13,771,855 and 8,690,517, respectively.

10.  LITIGATION

There are actions pending against the Company arising out of the normal conduct of business. In the opinion of management the amounts, if any, which may be awarded with these claims would not have a significant impact on the Company's consolidated financial position and results of operations.

11. RELATED PARTIES

The Company retained legal services from the law firm of a former director of the Company. The director's firm was paid $32,937 and $25,769 for 1995 and 1994, respectively.

The Company rents rehabilitation clinics from an employee. Total rental expense of $134,520 was paid by the Company in 1995 and 1994.

12. EMPLOYEE COSTS AND BENEFIT PLAN

Effective March 1,1992, the Company adopted the 401(k) Savings Plan (the Plan) of its subsidiary Company, PTS Rehab, Inc., for all eligible employees of the Company and its subsidiaries. Under the provisions of the Plan, the Company matches 100% of the first 3% of employee contributions. All employees who have reached 21 years of age and have completed one year of service with a minimum of 1,000 hours worked per year are eligible to participate in the Plan. The Company's expense in 1995 and 1994 related to the plan was $79,500 and $68,300, respectively. During 1995 and 1994 the Company issued 120,000 and 53,075 shares of common stock to the Plan reflecting the Company's matching contribution for employee's contributions during 1994 and 1993, respectively.

13.      ACCRUED EXPENSES AND OTHER LIABILITIES

Components of Accrued Expenses and Other Liabilities are as follows:


                                                    1995                1994
                                                    ----                ----

Accrued expenses                                 $214,583            $204,119

Corporate taxes and other
liabilities                                        --                 264,000
                                                ---------             -------

Total                                            $214,583            $471,119
                                                 ========            ========


14.      INCOME TAXES AND DEFERRED INCOME TAX

The provision for income taxes on income from continuing operations in 1995 and 1994 is comprised of minimum taxes due to various states in which the Company operates.

The tax effects of temporary differences that give rise to the tax assets and liabilities are as follows:

                                                       1995                    1994
                                                       ----                    ----

Deferred tax assets:                               $1,493,000                 $897,000
  Net operating loss carryforwards                    889,000                1,286,000
  Goodwill                                            326,000                  398,000
  Provision for doubtful accounts                     165,000                  163,000
                                                    ---------                ---------
  Other (investment tax credits)                    2,873,000                2,744,000


Deferred tax liabilities:                            (138,000)                (109,000)
                                                    ---------                ---------
  Fixed assets                                      2,735,000                2,635,000

Valuation allowance                                (2,735,000)              (2,635,000)
                                                   -----------              -----------

Net deferred tax asset                             $    -                   $    -
                                                   ===========              ===========

A valuation allowance must be established for deferred tax assets if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company has determined that a valuation allowance is required since it is not certain that the results of future operations will generate sufficient taxable income to realize the deferred tax asset.

At December 31, 1995, the Company has federal net operating loss carryforwards available to reduce future taxable income and investment tax credit carryforwards available to reduce future federal tax liability of approximately $4,391,000 and $163,000 respectively. These carryforwards expire in varying amounts from approximately 1999 through 2009. A substantial change in the Company's ownership, as defined under Section 382 of the Internal Revenue Code, may significantly limit future utilization of carryforwards incurred prior to an ownership change. In 1995 and 1994, significant stock transactions occurred which may result in such limitation being applied.

However, management has not yet been able to determine if a substantial change in ownership, as defined, did occur in 1995 or 1994 or the extent of any potential limitation on future utilization of its carryforwards.

15. FINANCING

During 1995 the Company was unable to make certain scheduled principal and interest payments to noteholders and was required to negotiate extended payment terms in certain cases and issue convertible promissory notes in exchange for short-term notes in other cases. If the Company continues to incur operating losses, the Company's working capital shortfalls will become even more pronounced and make it increasingly difficult for the Company to meet scheduled debt repayments. The Company's losses from operations in each of its four most recent years have resulted in it having negative net tangible assets at December 31, 1995. Additionally, the Company is substantially dependent upon its factoring arrangements pursuant to which it has assigned a certain portion of its accounts receivable to support its operations.

The matters described above make it imperative for the Company to maintain or increase its present factoring arrangements, to obtain additional financing, and to take actions which will result in the Company becoming profitable and generating positive cash flow. The Company continues to pursue additional financing, but no assurances can be given that any additional financing may be available or, if available, that it will be on terms that are acceptable to the Company. If the Company is unsuccessful in achieving the above, this would have a material adverse effect on the Company.

                        UNAUDITED CONDENSED CONSOLIDATED
                       FINANCIAL STATEMENTS AS OF AND FOR


                THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995


===============================================================================================================
                                   CONSOLIDATED HEALTH CARE ASSOCIATES, INC.
===============================================================================================================
                               CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
===============================================================================================================

ASSETS:                                                                              09/30/96         12/31/95
-------                                                                              --------         --------
  Current assets:
  Cash                                                                          $      90,782    $      85,557
  Accounts receivable (net of allowance for doubtful accounts of $655,000           2,076,023        2,016,846
  in 1996 and $815,000 in 1995)
  Other current assets                                                                268,099          218,316
                                                                                  -----------       ----------

  Total current assets                                                              2,344,122        2,320,719
                                                                                   ----------        ---------

  Property and equipment, at cost:
      Equipment                                                                     1,314,342        1,292,487
      Less accumulated depreciation and amortization                                 (813,334)        (694,903)
                                                                                  -----------        --------
      Property and equipment, net                                                     501,008          597,584
                                                                                  -----------          -------

  Other assets:
   Goodwill (net of accumulated amortization of $366,000 in 1996 and                2,447,213        2,503,515
   $284,000 in 1995)
      Other                                                                           235,446          144,979
                                                                                  -----------          -------

      Total other assets                                                            2,682,659        2,648,494
                                                                                   ----------        ---------

  TOTAL                                                                          $  5,618,570      $ 5,566,797
                                                                                 ============      ===========

---------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY:
  Current liabilities:
     Short-term debt, current portion of long-term debt and Lease obligations    $    371,454     $    521,248
     Accounts payable                                                                 714,990          799,888
     Accrued personnel costs                                                          526,578          326,468
     Accrued expenses and other liabilities                                           256,286          214,583
                                                                                  -----------          -------

     Total current liabilities                                                      1,869,308        1,862,187
                                                                                   ----------        ---------

  Long-term debt                                                                    1,672,151        1,699,360
  Other liabilities                                                                         0           26,998
                                                                                 ------------           ------

  Total liabilities                                                                 3,541,459        3,588,545
                                                                                   ----------        ---------

  Stockholders' equity:
    Common stock, $.012 par value,  50,000,000 shares  authorized;  issued
     16,273,500 in 1996)                                                              195,282          176,428
    Preferred stock, 10,000,000 shares authorized; issued 1,727,305
    in 1996 and 1995                                                                1,727,305        1,727,305
    Additional paid-in capital                                                      8,199,390        7,661,116
    Accumulated deficit                                                            (7,957,366)      (7,499,097)
                                                                                   ----------       ----------
                                                                                    2,164,611        2,065,752

    Less-treasury stock, 700,000 shares, at cost                                      (87,500)         (87,500)
                                                                                  -----------         -------

    Total stockholders' equity                                                      2,077,111        1,978,252
                                                                                  -----------        ---------

  TOTAL                                                                          $  5,618,570       $5,566,797
                                                                                 ============       ==========

---------------------------------------------------------------------------------------------------------------
See the Notes to the Condensed Consolidated Financial Statements.
===============================================================================================================


========================================================================================================
                               CONSOLIDATED HEALTH CARE ASSOCIATES, INC.
========================================================================================================
                      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
========================================================================================================
                                    NINE MONTHS ENDED SEPTEMBER 30,
========================================================================================================
                                                             1996                       1995
                                                  ------------------------------------------------------
Revenue, net                                               $ 6,901,137                  $ 6,668,024
                                                           -----------                  -----------

Cost and expenses:

   Operating costs                                           5,258,134                    5,653,815
   Administrative and selling costs                          1,662,655                      829,147
   Depreciation and amortization                               175,486                      189,000
                                                           -----------                  -----------

Total operating costs                                        7,096,265                    6,671,962
                                                           -----------                  -----------


Operating loss                                                (195,128)                      (3,938)
                                                           ------------                 -----------

Interest expense, net                                          207,356                      132,137
Other expense                                                        0                            0
                                                           -----------                  -----------
                                                               207,356                      132,137
                                                           -----------                  -----------

Loss before income taxes                                      (402,484)                    (136,075)


Income tax provision                                            55,788                        7,500
                                                           -----------                   ----------

Net loss                                                   $  (458,272)                  $ (143,575)
                                                           ===========                  ===========

Net loss per share:                                            $(0.03)                      $(0.01)
                                                           -----------                  -----------

Average shares outstanding                                  15,035,889                   12,635,359

----------------------------------------------------------------------------------------------------

See notes to Condensed Consolidated Financial Statements.

====================================================================================================


====================================================================================================
                             CONSOLIDATED HEALTH CARE ASSOCIATES, INC.
====================================================================================================
                    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
====================================================================================================
                       FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
====================================================================================================
                                                                         1996            1995
----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss                                                             $  (458,272)      $ (143,575)
  Adjustments to reconcile net income
     to net cash used in operating activities:
Depreciation and amortization                                              174,733          189,000
     Other non-cash expenses                                               219,864                0
     Increase in accounts receivable                                       (59,177)        (191,156)
     Decrease (increase) in other current assets                           (49,783)          (7,262)
     Decrease (increase) in other assets and deferred costs                (17,046)          16,973
     Increase (decrease) in accounts payable and accrued expenses          262,064           32,693
                                                                        ----------       ----------

  Net cash used in operating activities                                     72,383         (103,327)
                                                                        ----------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Purchases of equipment                                                   (21,855)        (112,016)
                                                                        ----------      -----------

  Net cash used in investing activities                                    (21,855)        (112,016)
                                                                        ----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:

  Proceeds from issuance of debt                                           180,000          408,652
  Non-cash proceeds from issuance of Common Stock                           10,000          125,000
  Principal payments on debt and lease obligations                        (235,303)        (518,897)
                                                                        ----------      -----------

  Net cash provided by financing activities                                (45,303)         14,755
                                                                        ----------      -----------
  Net increase (decrease) in cash                                            5,225         (200,588)
  Cash, beginning of year                                                   85,557          213,141
                                                                        ---------      -----------
CASH, END OF PERIOD                                                     $   90,782      $    12,553
                                                                        ==========      ===========

----------------------------------------------------------------------------------------------------

 See notes to Condensed Consolidated Financial Statements.

====================================================================================================

CONSOLIDATED HEALTH CARE ASSOCIATES, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


September 30, 1996


NOTE A - BASIS OF PRESENTATION


The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's Form 10-KSB for the year ended December 31, 1995.



NOTE B - PROPOSED ACQUISITION


The Company had signed a non-binding Letter of Intent to acquire Total Rehab, Inc. which provided for a closing date of August 15, 1996. This date has not been extended and the Company is not currently pursuing such acquisitions.

On September 25, 1996, the Company terminated a non-binding Letter of Intent for a proposed public offering to be underwritten by Lew Lieberbaum & Co, Inc.

NOTE C - OTHER INFORMATION

Effective November 1, 1996 the Company announced the election of James Kenney as Chairman of the Board of Directors and Raymond L. LeBlanc as Secretary of the Corporation. Additionally the Company accepted the resignations of Joel Friedman and Alan M. Mantell as Officers of the Company. Mr. Friedman, who remains a member of the Board of Directors, had served as Chairman of the Board and Secretary of the Corporation. Mr. Mantell served as Director, Vice Chairman and Chief Executive Officer prior to his resignation. Unvested options to acquire 500,000 shares issued to each of Mr. Friedman and Mr. Mantell expired upon their resignations.

On October 29, 1996, Price Waterhouse LLP, resigned as the Company's independent accountants. On November 6, 1996 the Company filed a current report on Form 8-K reflecting this resignation. On February 4, 1997, the Company appointed Federman, Lally & Remis LLC as its new certifying accountants.

The Company recently completed discussions with the current factor to extend the Company's existing Factoring Agreement to include all of the Company's outstanding accounts receivables. The new agreement allows up to a maximum aggregate balance of $1,500,000.

NOTE D - SUBSEQUENT EVENT

The Company has entered into a letter of intent for the sale of three of its Pennsylvania clinics for a purchase price of $1.1 million in cash and a note, subject to adjustment. The buyer would also assume up to $200,000 in associated liabilities. The clinics proposed to be sold accounted for approximately 22% and 23% of the Company's total revenues for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively. The sale is subject to the buyer's due diligence, mutually satisfactory documentation and other conditions, and there can be no assurance that the sale will be consummated.

=====================================          =================================

 No dealer,  salesperson  or other person
 has   been   authorized   to  give   any
 information     or    to    make     any
 representations    other    than   those
 contained  in  this  Prospectus,  and if
 given  or  made,  such   information  or
 representations  must not be relied upon
 as  having   been   authorized   by  the
 Company,  any Selling Stockholder or any
 Underwriter.  This  Prospectus  does not
 constitute  an  offer  to  sell  or  the
 solicitation  of an  offer  to  buy  and
 security   other  than  the   Securities
 offered by this Prospectus,  or an offer
 to sell or a solicitation of an offer to
 buy any  security  by any  person in any
 jurisdiction  in  which  such  offer  or
 solicitation would be unlawful.  Neither       CONSOLIDATED HEALTH CARE
 the delivery of this  Prospectus nor any            ASSOCIATES, INC.
 sale  made  hereunder  shall,  under any
 circumstances,     imply     that    the
 information   in  this   Prospectus   is
 correct as of any time subsequent to the
 date of this Prospectus.                              6,047,017

                                                       SHARES OF
---------------
                                                      COMMON STOCK

                 TABLE OF CONTENTS

                                        Page
                                        ----


Available Information                    ii
Prospectus Summary                        1
Risk Factors                              2
Use of Proceeds                           5
Dividend Policy                           6
Price Range of Common Stock               6
Management's Discussion and
  Analysis of Financial Condition                 ----------------------
  or Plan of Operations                   7
Current Developments                     13
Business                                 16             PROSPECTUS
Management                               21
Principal Stockholders                   24     ----------------------
Certain Relationships and Related
  Transactions                           26
Description of Securities                27
Selling Stockholders                     30
Plan of Distribution                     33         February __, 1997
Legal Matters                            33
Experts                                  33
Additional Information                   33
Index to Financial Statements           F-1


=====================================          =================================

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in stockholders actions brought to obtain damages or alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statues. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the director or officer that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

     Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating liability to the full extent permitted by the law.

     The Articles of Incorporation provide that a director or officer of the Company shall not be personally liable to the Company or its stockholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of NRS 78.300. In addition, NRS 78.757 and Article VI of the Bylaws of the Company, under certain circumstances, provide for the indemnification of officers, directors and former officers and directors, or any person who may have served at the request of the Board of Directors as a director of another corporation in which the Company owns shares or of which the Company is a creditor of the Company ("Indemnitee") against expenses which they may incur in such capacities in connection with the defense of any action, suit or proceeding in which they or any of them, are made parties, or a party, except, in relation to matters as to which any Indemnitee in such action, suit or proceeding is found to be liable for negligence or misconduct, in the performance of the Indemnitee duty. Such indemnification under the Bylaws is not deemed exclusive of any other rights to which those indemnified thereby.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the estimated amount of various expenses in connection with the sale and distribution of the securities being registered:

                                                     Amount

Registration Fee                                  $    799


Printing                                               518

Legal Fees and Expenses                             30,000

Accounting Fees and Expenses                        25,000

Miscellaneous                                        3,683
                                                   -------

   TOTAL                                          $ 60,000
-----------------






ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

A. In October 1993, the Company issued 560,000 shares of Common Stock to overseas investors at prices of between $1.00 and $1.25 per share. The shares were issued in reliance upon Regulation S promulgated under the Securities Act.

B. In November 1993, the Company issued to a financial advisor warrants to acquire 56,000 shares of Common Stock at an exercise price of $1.75 per share. The warrants were issued in connection with the offering of shares under Regulation S referred to above. The warrants were issued in reliance upon
Section 4(2) of the Securities Act for transactions not involving a public offering.

C. In November 1993, the Company issued to a financial advisor warrants to acquire 50,000 shares of Common Stock at an exercise price of $1.75 per share, warrants to acquire 50,000 shares of Common Stock at an exercise price of $2.00 per share, and warrants to acquire 50,000 shares of Common Stock at an exercise price of $2.50 per share. The warrants were issued in connection with the offering of shares under Regulation S referred to above. The warrants were issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

D. In December 1993, the Company issued convertible notes and other debt in the aggregate principal amount of $1,000,000 to Renaissance Capital Partners II, Ltd. ("Renaissance"), a private investment partnership. The debt was issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.


E. Effective June 30, 1994, certain holders of the Company's convertible debt, converted certain promissory notes of the Company into Common Stock of the Company and into Series A Preferred Stock, as follows: (I) Convertible debt with accrued interest in the aggregate amount of $3,695,984 held by Renaissance was converted into 5,000,000 shares of Common Stock and 1,195,984 shares of Series A Preferred Stock; (II) Convertible debt with accrued interest in the aggregate amount of $51,375 held by Joel Friedman, then Chairman and Chief Executive Officer of the Company, was converted into 71,429 shares of Common Stock and 15,661 shares of Series A Preferred Stock; (III) Convertible debt with accrued interest in the aggregate amount of $51,375 held by Mr. Friedman's children was converted into 71,429 shares of Common Stock and 15,660 shares of Series A
Preferred Stock; (IV) Convertible debt and accrued interest in the aggregate amount of $25,688 held by Christopher Harkins, a former President of the Company, was converted into 51,375 shares of Common Stock of the Company; and
(V) Convertible debt and accrued interest in the aggregate amount of $555,722 held by Diedre Benson, the wife of Arnold Benson, a former Chief Executive
Officer and Chairman of the Company, was converted into 1,111,444 shares of Common Stock. The conversions were effected in reliance upon Section 3(a)(9) of the Securities for the exchange of securities by an issuer and/or Section 4(2) of the Securities Act for transactions not involving public offering.


F. On November 14, 1994, the Company granted to Healthcare Partners, Inc., a designee of Mr. Benson, an option to purchase up to an aggregate of 400,000 shares of Commons Stock at an exercise price of $0.50 per share for a period of three years. The grant was in connection with the termination of Mr. Benson's employment with the Company and was effected in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

G. In September 1994, the Company issued to Renaissance a convertible promissory note in the principal amount of $100,000, convertible into Common Stock at a price of $0.33 per share. In October 1994, the Company exchanged the convertible promissory note for 100,000 shares of Series B Preferred Stock. The Company also issued to Renaissance 400,000 shares of Series B Preferred Stock at a price of $1.00 per share. The convertible promissory note and the Series B Preferred
Stock were issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering. The exchange of the note for Series B Preferred Stock was also made in reliance on Section 3(a)(9) of the Securities Act for the exchange of securities by an issuer.


H. In December 1994 and January 1995, the Company issued to a limited number of private investors convertible promissory notes due 1998 in the aggregate principal amount of $500,000, convertible into Common Stock at a price of $0.50 per share. In addition, the Company issued to these investors, without additional consideration, warrants to purchase 300,000 shares of Common Stock at an exercise price of $0.75 per share. The convertible promissory notes and the warrants were issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.


I. In August 1995, Sidney Dworkin, one of the investors referred to in the preceding paragraph and a director of the Company, and a partnership controlled by Mr. Dworkin exchanged promissory notes in the aggregate principal amount of $150,000 for 120,000 shares of Common Stock and $120,000 aggregate principal amount of convertible promissory notes, convertible into Common Stock at a price of $0.50 per share. The exchange of the promissory notes into Common Stock and notes was effected in reliance upon Section 3(a)(9) of the Securities Act for the exchange of securities by an issuer and/or Section 4(2) of the Securities Act for transactions not involving a public offering.

J. In September 1995, certain of other investors referred to in the second preceding paragraph exchanged $225,000 in principal amount of the original convertible notes for new convertible promissory notes in the aggregate principal amount of $60,000, convertible into Common Stock at a price of $0.50 per share and 660,000 shares of Common Stock. The issuance of the new convertible promissory notes, and the exchange of the notes into Common Stock, were effected in reliance upon Section 3(a)(9) of the Securities Act for the exchange of securities by an issuer and/or Section 4(2) of the Securities Act for transactions not involving a public offering.


K. In September 1995, the Company sold 500,000 shares of Common Stock to a number of private investors at a price of $0.25 per share. The sale was effected in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

L. In January 1995, a holder of a 9% convertible promissory note due December 1997 (the "1997 Note"), issued in connection with a business acquisition, exchanged approximately $26,000 of the outstanding amount of such obligation for 30,000 shares of the Company's common stock. Additionally, the same holder forgave approximately $31,000 of the outstanding balance of another note, also issued in connection with a business acquisition, in exchange for a new 9% convertible promissory note due December 1999 (the "1999 Note") in the principal amount of $235,000. The 1999 Note was convertible into shares of Common Stock at a price per share equal to the greater of $0.75 or 100% of the month-end NASDAQ closing price for the month preceding the date of conversion. In July 1996, the Company renegotiated the 1997 Note and the 1999 Note, which then had aggregate principal and accrued interest of $399,904, together with certain other liabilities (in the principal amount of approximately $14,300) due the holder of such notes. The holder agreed to convert the 1997 Note, together a portion of the other liabilities, in the total amount of $188,704 into shares of Common Stock at a conversion price of $0.45 per share (419,342 shares). The holder also agreed to exchange the 1999 Note, together with a portion of the other liabilities, for a new 9% convertible promissory note due 2001 in the principal amount of $225,479, with fixed monthly payments prior to maturity and a balloon payment at maturity. The new note will continue to be convertible into shares of Common Stock on the same terms as the 1999 Note. The notes and shares of Common Stock were or will be issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

M. In January 1996,  the Company  issued to a vendor a three-year 12% promissory note in the amount of $65,750 in satisfaction of an obligation to the vendor in the same amount and agreed to issue shares of Common Stock, valued as of the date of the agreement, in satisfaction of an additional $65,750 in trade liabilities due such vendor. Subsequently, in June 1996, the Company issued to the vendor 210,400 shares of Common Stock, constituting $65,750 in value of Common Stock at $0.3125 per share. The note and the shares were issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

N. In February 1996, the Company renegotiated a convertible promissory note and a promissory note in the aggregate principal amount of $706,230, both of which were issued in connection with a business acquisition. As renegotiated, the interest rate of the notes was increased to 9.5% and the term of the notes was extended to 2002. In consideration of the renegotiation, the Company issued to the noteholder 177,778 shares of Common Stock, constituting $50,000 in value of Common Stock at $0.28125 per share. The Company also issued to the noteholder three-year options to purchase 83,333 shares of the Company's common stock at an exercise price of $0.30 per share. The shares and options were issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

O. In February 1996, the Company issued 20,000 shares of Common Stock to Christopher Harkins as a stock bonus award. The shares were issued on a no-sale theory or, alternatively, in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

P. In April 1996, the Company renegotiated a 7.5% promissory note due 1996 in the principal amount of $413,000, which note was issued in connection with a business acquisition. As renegotiated, the note will be due April 2001 and will bear interest at 10% per annum. Interest only will be payable during the first two years of the note, and the note will be self-liquidating over the remaining three years. In consideration of the renegotiation of the note, the Company issued to the noteholder 120,000 shares of Common Stock, constituting $30,000 in value of Common Stock at $0.25 per share. The renegotiated note and the shares were issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

Q. In June 1996, the Company issued to Joel Friedman 35,714 shares of Common Stock upon exercise of stock options at an exercise price of $0.28 per share. The shares were issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.


R. In July 1996, the holder of a convertible promissory note issued in connection with a business acquisition converted the note and certain accounts payable due the note holder into Common Stock. The note with an outstanding balance of $182,305 and the accounts payable in the amount of $6,399 were converted at a price of $.45 per share into 419,342 shares of common stock. The shares were issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

S. In September 1996, the Company issued 750,000 options to each of three executive officers at an exercise price of $0.38 per share. The options were issued on a no-sale theory or, alternatively, in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

T. In September 1996, the Company issued 108,000 shares to Renaissance and certain other persons in consideration of a loan made by Renaissance and such other persons to the Company. The shares were issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

U. In September 1996, the Company made stock awards totaling 300,000 shares as follows to its outside directors: James Kenney (100,000 shares), Paul Frankel (100,000 shares), Goodhue Smith III (75,000 shares), and Sydney Dworkin (25,000 shares). The shares were issued as director compensation at a rate of 25,000 shares for each year of service to the Board. The share were issued in reliance of Section 4(2) of the Securities Act for transactions not involving a public offering.

V. In December 1996, the Company issued 96,000 shares of Common Stock to Renaissance and certain other persons in consideration of a loan made by Renaissance and such other persons to the Company. The shares were issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

W. In 1994, the Company issued options to acquire 1,800,000 shares of Common Stock at an exercise price $0.97 under the Company's 1994 Stock Option Plan. In 1996, the Company issued options to acquire 107,000 shares of Common Stock at an exercise price of $0.28 per share under the same plan. The options were issued on a no-sale theory or, alternatively, in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

X. The Company has issued shares of Common Stock in satisfaction of its matching obligations to the Company's 401(k) plan as follows: in 1993, 15,139 shares valued at $17,031; in 1994, 53,075 shares valued at $35,660; in 1995, 120,000 shares in satisfaction of its 1994 obligation of $71,250; and in 1996, 180,000 shares valued at $53,935. The shares were issued in reliance upon Section 4(2) of the Securities Act for transactions not involving a public offering.

ITEM 27.  EXHIBITS

   (A)  EXHIBITS

3.1       Articles of Incorporation.*

3.2       By-Laws.*

3.3       Certificate of Designation.*

3.4 Agreement of the holders of Series A Preferred Stock and Series B Preferred Stock.**

5.1       Opinion of Counsel re: legality.**

10.1 Employment Agreement between the Company and Christopher Harkins, dated June 3, 1993.*

10.2 Termination Agreement between the Company and Arnold Benson, dated September 8, 1994.*

10.3      1989 Stock Option Plan.*

10.4      1994 Stock Option Plan.*

10.5      Guarantee   of  Joel   Friedman  and  Robert  M.  Whitty  of  Accounts
          Receivable.**

21.1      Subsidiaries of the Registrant.**

23.1      Consent of Price Waterhouse LLP.

24.1      Power of Attorney (included on the signature page).

----------------
* Incorporated by reference to the exhibit filed under the same number in the registrant's Annual Report of Form 10-KSB for the year ended December 31, 1994.

**  Previously filed.




ITEM 28.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

         (1) Include any prospectus required by Section 10(a)(3) of the Securities Act;

               Reflect in the Prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment to this Registration Statement to be signed on its behalf by the undersigned, in the City of Franklin, Commonwealth of Massachusetts, on the 11th day of February, 1997.


                                  CONSOLIDATED HEALTH CARE ASSOCIATES, INC.


                                  By: /s/ Robert M. Whitty
                                     ---------------------
                                      ROBERT M. WHITTY, President


     In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates stated:


      SIGNATURE                    TITLE                          DATE


/s/ Raymond L. LeBlanc     Treasurer, Chief Financial Officer  February 11, 1997
----------------------     and Chief Accounting Officer        ----------------
RAYMOND L. LEBLANC

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Robert M. Whitty and Raymond L. LeBlanc, or either of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stated, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Date: February 11, 1997              /s/ *
                                    --------------------------------
                                        James Kenney
                                        Chairman and Director

Date: February 11, 1997              /s/ *
                                    --------------------------------
                                        Sidney Dworkin
                                        Director

Date: February 11, 1997              /s/ *
                                    --------------------------------
                                        Paul Frankel
                                        Director

Date: February 11, 1997             /s/ *
                                   --------------------------------
                                        Joel Friedman
                                        Director

Date: February 11, 1997              /s/ *
                                    -------------------------
                                        Goodhue W. Smith, III
                                        Director
By:  /s/ Robert M. Whitty
     -------------------------
       Robert M. Whitty
       Attorney-in-Fact